                                                                    EXHIBIT 99.2

                                                                  EXECUTION COPY
--------------------------------------------------------------------------------


                           AGREEMENT TO BUILD TO SUIT


                                  By and Among



                            BELLSOUTH MOBILITY INC,
              For itself and as Agent for certain BMI Affiliates,



                       CROWN CASTLE INTERNATIONAL CORP.,


                                      and


                            CROWN CASTLE SOUTH INC.



                                  JUNE 1, 1999

--------------------------------------------------------------------------------

         RESTRICTED:  Contains Private and/or Proprietary Information.
    May only be used for Authorized Bellsouth Business Purposes and only by
                            Authorized Individuals.

                                TABLE OF CONTENTS

ARTICLE 1......................................................................      1

   1.01 Definitions............................................................      1
   1.02 Use of Words and Phrases...............................................      8

ARTICLE 2......................................................................      9

ARTICLE 3......................................................................     10

   3.01 Engagement of Vendor...................................................     10
   3.02 Term...................................................................     11
   3.03 Time for Commencement and Completion...................................     11
   3.04 Relationship...........................................................     11
   3.05 Project Personnel......................................................     12
   3.06 Familiarity with Project and BTS Sites.................................     13
   3.07 Quality Standard.......................................................     13
   3.08 Books and Records of Vendor; Right of Inspection by BMI................     13
   3.09 Scope of the Project...................................................     13
   3.10 Available BTS Sites in Event of Condemnation...........................     14

ARTICLE 4......................................................................     14

   4.01 Vendor's Undertakings..................................................     14
   4.02 Governmental Requirements and Permits..................................     15

ARTICLE 5......................................................................     17

   5.01 Proposal of Cell Sites; Development Plan...............................     17
   5.02 Due Diligence..........................................................     18
   5.03 Utilities..............................................................     19

ARTICLE 6......................................................................     19

   6.01 General................................................................     19

   10.03 Recordation of Ground Leases and Site Designation Supplements.........     30
   10.04 Effect of Sublease and Site Designation Supplement....................     30

ARTICLE 11.....................................................................     30

   11.01 Vendor's Insurance Requirements.......................................     30
   11.02 Evidence of Insurance.................................................     31
   11.03 Waiver of Subrogation.................................................     31

ARTICLE 12.....................................................................     32

   12.01 Liquidated Damages....................................................     32
   12.02 Indemnity of BMI......................................................     32
   12.03 Relationship to Insurance.............................................     33
   12.04 No Third-Party Beneficiaries..........................................     33

ARTICLE 13.....................................................................     33

   13.01 BMI's Representations and Warranties..................................     33
   13.02 Vendor's Representations and Warranties...............................     33
   13.03 CCIC's Representations and Warranties.................................     34

ARTICLE 14.....................................................................     34

   14.01 Default by Vendor.....................................................     34
   14.02 Obligations upon Termination..........................................     36
   14.03 Termination of Agreement by Vendor in Respect of BMI's Bankruptcy.....     36

ARTICLE 15.....................................................................     37

   15.01 Force Majeure.........................................................     37
   15.02 Effect of Force Majeure...............................................     38

ARTICLE 16.....................................................................     38

   16.01 Obligation to Reconstruct; Use of Insurance Proceeds..................     38
   16.02 Condemnation of the Tower or Site; Application of Compensation........     38

ARTICLE 17.....................................................................     38

   17.01 Notices...............................................................     38
   17.02 Assignment; Binding Effect............................................     40
   17.03 Authorized Representatives............................................     40
   17.04 Headings..............................................................     40
   17.05 Annexes and Exhibits..................................................     40
   17.06 Publicity.............................................................     41
   17.07 Severability..........................................................     41
   17.08 Waiver................................................................     41
   17.09 Rights Cumulative.....................................................     41
   17.10 Time of Essence; Prompt Responses.....................................     41
   17.11 Applicable Law........................................................     41
   17.12 Dispute Resolution Procedures.........................................     41
   17.13 Entire Agreement......................................................     42
   17.14 Modifications.........................................................     42
   17.15 Counterparts..........................................................     42
   17.16 No Brokers............................................................     42
   17.17 Power of Attorney by BMI Affiliates; Authorization....................     43

                         LIST OF ANNEXES AND EXHIBITS
                         ----------------------------

Annex A        Scope of Work
Annex B        Specifications
Annex C        Vendor Responsibility Matrix
Annex D        Project Data Requirements; Form of SARF
Annex E        Form of Candidate Sheet; Notice to Proceed
Annex F        Form of Punch List
Annex G        Certificate of Completion
Annex H        Colocation Services; Site Installation Fees
Annex I        Form of Site Data Package; Form of Due Diligence Package
Annex J        Form of Site Schedule


Exhibit A      Form of Ground Lease
Exhibit B      Completed BTS Sites

                          AGREEMENT TO BUILD TO SUIT
                          --------------------------


          THIS AGREEMENT, made and entered into as of this 1st day of June, 1999 by and between BELLSOUTH MOBILITY INC, a Georgia corporation ("BMI"), for itself and as Agent for certain BMI Affiliates (as defined in Section 1.01), CROWN CASTLE INTERNATIONAL CORPORATION, a Delaware corporation ("CCIC"), and CROWN CASTLE SOUTH INC., a wholly owned subsidiary of CCIC and a Delaware corporation ("Vendor"),

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, BMI holds or will hold fee simple title to or leasehold interests in certain cell site locations, and desires for Vendor to design, construct and install towers and other improvements on such locations; and

          WHEREAS, upon completion of a tower and other improvements at any cell site location, BMI will lease or sublease a portion of its interest in such site to Vendor, with BMI reserving a space on such site, as more particularly set forth in the Sublease; and

          WHEREAS, for the duration of this Agreement, BMI desires for Vendor to identify potential cell site locations within specified search areas located within the Cellular Territory for build-to-suit sites and to cause each such cell site selected by BMI to be acquired or leased by BMI or BMI Affiliates and to be developed, among other things, causing a tower and other improvements to be designed, constructed and installed thereon, for use and occupancy by BMI or BMI Affiliates of their respective Reserved Space and further sublease of the Subleased Property of such sites to Vendor; and

          WHEREAS, BMI and Vendor desire to enter into this Agreement to set forth their respective duties and responsibilities pertaining to such design, construction and installation and other matters relating thereto;

          NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE 1
                                   ---------

                                  DEFINITIONS
                                  -----------

          1.01  Definitions.    (a) The following capitalized terms shall have
                -----------
the following respective meanings for purposes of this Agreement:

          "Acquisition" means the acquisition by Vendor on behalf of, in the name of and at the request of BMI of a fee simple title to or ground leasehold interest in each BTS Site, all investigations, examinations, tests and inspections, and other due diligence activities incidental thereto, and all legal activities incident thereto.

     "Affiliate" means with respect to either party, any individual or firm, corporation, partnership, limited liability company, association, trust or other entity which, whether directly or indirectly, Controls, is Controlled by, or is under common Control with the subject party.

     "Agreement" means this Agreement, including any Annexes, Exhibits and any amendments hereto or thereto.

     "Agreement to Sublease" means the Agreement to Sublease of even date herewith, among CCIC, Vendor, BMI, BellSouth Telecommunications, Inc. and the other Transferring Entities named therein.

     "BMI Affiliate" means corporations, partnerships, limited liability companies or other entities which are Affiliates of BMI, whose names are set forth on the signature pages hereof, together with any other Transferring Entities (as defined in the Agreement to Sublease) that may become parties to this Agreement; provided that the term "BMI Affiliate" shall not include BellSouth Personal Communications, Inc. or BellSouth Carolinas PCS, L.P.

     "BMI's Communications Equipment" has the meaning given to such term in the Sublease.

     "BMI Indemnitee" means each of BMI, BMI's Affiliates, and the respective directors, officers, employees, agents, contractors, subcontractors, advisors and consultants of BMI and BMI Affiliates.

     "BMI's Improvements" has the meaning given to such term in the Sublease.

     "BST Lease" means the Lease of even date herewith, among CCIC, Vendor and BellSouth Telecommunications, Inc.

     "BTS Sites" means all cell tower site locations that are or will be owned or leased by BMI or BMI Affiliates, located within the Cellular Territory: (i) in which BMI or a BMI Affiliate reserves its Reserved Space; and (ii) on which Vendor constructs or is to construct Towers and Improvements, whether now or hereafter subject to this Agreement. BTS Sites include Completed BTS Sites, but exclude any and all cell tower sites that are owned or leased or will be owned or leased, directly or indirectly, by BellSouth Personal Communications, Inc. or BellSouth Carolinas PCS, L.P.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close in Atlanta, Georgia.

     "CCIC Sites" means all cell tower site locations, now and hereafter owned, leased or subleased, directly or indirectly, by CCIC and its Affiliates located within Cellular Territory, provided however that Sites under the Sublease or the BTS Lease shall not constitute CCIC Sites.

     "Cellular Territory" has the meaning given to such term in the Agreement to Sublease.

     "Claim" has the meaning given to such term in Section 12.02.

     "Colocation Acquisition Services" means all services set forth in Annex H to be performed by Vendor pursuant to Article 9 with respect to any Potential Colocation Site.

     "Colocation Construction and Installation Services" means all services set forth in Annex H to be performed by Vendor pursuant to Article 9 with respect to any Potential Colocation Site.

     "Colocation Services" means collectively Colocation Acquisition Services and Colocation Construction and Installation Services.

     "Colocation Site Rent" has the meaning given to such term in Section
3.01(c).

     "Communications Equipment" has the meaning given to such term in the Sublease.

     "Completion," "Complete" or "Completed" means or refers to (i) Vendor's receipt of all FAA and zoning approvals and other Permits in accordance with all Governmental Requirements, (ii) Vendor's completion of all items of construction in accordance with the Specifications and the requirements of all Governmental Authorities so that BMI can use the Reserved Space of each BTS Site without interference in BMI's conduct of its ordinary business activities; (iii) Vendor's securing a certificate of occupancy or any other final municipal approval from the applicable Governmental Authority, (iv) the issuance by BMI of the Completion Certificate; (v) BMI, its employees, agents and invitees, have ready access to (A) during the construction period, the entire BTS Site (including Tower and Improvements) and (B) after the Completion of construction, its Reserved Space; (vi) all the fixtures and equipment to be installed by Vendor are installed and in good operating order; (vii) the installation of BMI's Communications Equipment on such BTS Site has been completed by Vendor in accordance with the terms of Annex H; (viii) the BTS Site is clean; and (ix) the Tower and the Improvements are ready for the installation of BMI's Improvements.

     "Completion Certificate" means, as to each BTS Site, the certificate of completion issued by BMI with respect to such BTS Site to the effect that the Work is Completed in compliance with this Agreement, which certificate shall be issued in accordance with Annex G attached hereto.

     "Completion Date" means the date on which the Tower and Improvements are Completed with respect to each BTS Site, pursuant to the Implementation Plan and the applicable Site Schedule.

     "Completed BTS Sites" has the meaning given to such term in Section
6.12(c).

     "Constructed Improvements" means (i) grounding rings for BMI equipment shelters, (ii) connections for utilities service from the meter to BMI's Communications Equipment, (iii) one or more foundations, concrete equipment pads or raised platforms for BMI's Communications Equipment, equipment shelters, buildings and constructions and (iv) any other Improvements built for BMI's exclusive use in accordance with the Annexes.

     "Contract Manager" has the meaning given to such term in Section 3.05(e).

     "Control" means the ownership, directly or indirectly, of sufficient voting shares of an entity, or otherwise the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, or the power to veto major policy decisions of any such entity, whether through the ownership of voting securities, by contract or otherwise.

     "CPI Increase" has the meaning given to such term in the Sublease.

     "Development of Site" means and includes with respect to each BTS Site (i) preparation of the Site Schedule for the BTS Site, (ii) the Acquisition of any BTS Site, (iii) the performance of the Work on the BTS Site, and (iv) the Completion of the BTS Site.

     "Due Diligence Package" means collectively the documents in the form of Annex I-B and information collected by TowerCo pursuant thereto.

     "Effective Date" means the date first above written, being the date on which the parties have executed and delivered this Agreement.

     "Environmental Assessment" means the "Phase I" (as defined by the National Environmental Protection Agency) environmental assessment of each BTS Site, and such further investigations as are reasonably indicated by the results thereof, to be obtained by Vendor pursuant to Article 8 hereof.

     "Environmental Conditions" has the meaning given to such term in the Agreement to Sublease.

     "Environment, Health and Safety Requirements" means all of the terms and conditions of all permits, licenses and other authorizations which are required under, and all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables which are contained in all federal, state and local laws (including rules, regulations, codes, judgments, orders, decrees, stipulations, injunctions and demand letters issued, entered, promulgated or approved thereunder) relating to public health and safety, worker health and safety or pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

     "Excusable Delay" means as to any BTS Site, a Force Majeure event as to such BTS Site, or an extension or adjustment of the Site Schedule only as it applies to the affected BTS Site, as provided for and expressly permitted under the terms of this Agreement.

     "Extension" has the meaning given to such term in Section 3.02.

     "FAA" means the Federal Aviation Administration.

     "FCC" means the Federal Communications Commission.

     "Force Majeure" means those events constituting excuse from timely performance by Vendor of any duty or obligation hereunder to which it is subject, as such events are described in Article 15 hereof.

     "Governmental Authority" means any federal, state, county or municipal governmental authority, including all executive, legislative, judicial and administrative bodies thereof.

     "Governmental Requirements" means (i) all federal, state and local laws, ordinances, and regulations and all orders and decrees of bodies or all Governmental Authorities, which in any manner affect the Services provided under this Agreement, Vendor's performance of its obligations hereunder or the ownership, use or operation of the BTS Sites, and (ii) all Environment, Health and Safety Requirements.

     "Ground Lease" means, as to each BTS Site, the ground lease, pursuant to which BMI or BMI Affiliate holds a leasehold interest, leasehold estate or other possessory interest therein, substantially in the form of Exhibit A attached hereto or in another form approved or accepted by BMI.

     "Ground Lease Effective Date" means, as to any Ground Lease, the date of execution and delivery by BMI or a BMI Affiliate of a Ground Lease or, as to any option to enter into any Ground Lease, the date on which such option is exercised.

     "Hazardous Materials" has the meaning given to such term in the Sublease.

     "Implementation Plan" means, as to each Site, a plan to be prepared that sets forth (i) a narrative description for each phase of the Development of such BTS Site (pre-construction phase, construction phase and post-construction phase and Services), and (ii) an appropriate Site Schedule developed and agreed upon by the parties pursuant to this Agreement and Annexes attached hereto, substantially in the form of Annex J.

     "Improvements" has the meaning given to such term in the Sublease.

     "Initial Term" has the meaning given to such term in Section 3.02.

     "Inspections" has the meaning given to such term in Section 8.02

     "Letter Agreement" means that certain letter agreement, dated March 5, 1999, by and between BMI, CCIC and Vendor.

     "Liens" has the meaning given to such term in the Sublease.

     "Liquidated Damages" has the meaning given to such term in Section 12.01.

     "Notice to Proceed" means a written notice to proceed, substantially in the form of the Notice to Proceed included in Annex E, given by BMI to Vendor pursuant to this Agreement.

     "Obligations" has the meaning given to such term in Section 7.01.

     "Permit Appeal Action" has the meaning given to such term in Section
4.02(h).

     "Permits" means any and all certificates, licenses, permits, authorizations, registrations, consents, special use permits and other approvals by the applicable Governmental Authorities having jurisdiction in such matters required to be obtained, issued, granted or received for the performance of the Work and Completion or the Permitted Use (other than as to installation of BMI's Communications Equipment), including without limitation any and all Permits to be issued by all Governmental Authorities that are required for the construction of the Tower and Improvements related thereto.

     "Permitted Crown Transferee" means a Person reasonably believed by Vendor and CCIC to have a current Net Worth (as defined in the Sublease) or Market Capitalization (as defined in the Sublease) of at least $250 million or Cash Flow (as defined in the Sublease) for the last full fiscal year of such Person of at least $50 million.

     "Permitted Use" has the meaning given to such term in the Sublease.

     "Person" means any individual, firm, corporation, partnership, limited liability company, trust, unincorporated business association or Governmental Authority.

     "Potential Colocation Sites" has the meaning given to such term in Section 9.01.

     "Project" means Vendor's performance of the Work, construction of the Towers on the BTS Sites, and installation of BMI's Communications Equipment in accordance with Annex H.

     "Project Completion Date" means the earlier of (i) the date on which the construction with respect to the BTS Sites is Completed (including any sites that are deemed BTS Sites) or (ii) the expiration of the Term (after giving effect to any extensions thereof contemplated hereby).

     "Punch List"  has the meaning given to such term in Section 6.12(c).

     "Qualifying Sites" means, without double-counting, (i) any Completed BTS Sites, (ii) any BTS Sites selected by BMI pursuant to Section 5.01 that have not yet been Completed, and (iii) any other Site deemed to be a Qualifying Site pursuant to the terms hereof.

     "Reserved Space" has the meaning given to such term in the Sublease, except that (i) regardless of the actual number of antennas and related equipment placed on the Reserved Space of any BTS Site at the time of the execution of the applicable Site Designation Supplement, the Reserved Space of such BTS Site shall include space for, and be capable of supporting: (x) up to twelve (12) panel antennas consistent with the (12) panel antenna arrays and related equipment specified in Annex B, and (y) a microwave dish placed seventeen feet (17') below (measured center-line to center-line) the location of such panels, subject to Section 5 of the Sublease and (ii) shall include a sector frame for such antennas.

     "SARF" has the meaning given to such term in Section 5.01.

     "Scheduled Commencement Date" means, with respect to each BTS Site, the date on which the Work on such BTS Site is scheduled to commence pursuant to the applicable Notice to Proceed given by BMI.

     "Services" means all services required to be performed or procured by Vendor pursuant to the terms and conditions of this Agreement, including, without limitation: (i) provision of cell site searching services in search areas designated by BMI; (ii) identification of potential new locations for BTS Sites within each designated search area and presentation of such preliminary identified potential BTS Sites to BMI for final selection; (iii) Acquisition of BTS Sites on behalf of BMI, if requested by BMI; and (iv) construction and installation of a Tower and Improvements on each of the BTS Sites, and installation of BMI's Communications Equipment and BMI's Improvements, all as more particularly described in this Agreement, including the Annexes. Services do not include installation of Communications Equipment on any BTS Site or Colocation Services.

     "Site Data Package" means collectively the documents in the form of Annex I-A attached hereto and the information collected by TowerCo pursuant thereto.

     "Site Completion Date" means, as to each BTS Site, a date of execution of the Completion Certificate for such BTS Site.

     "Site Designation Supplement" has the meaning given to such term in the Sublease.

     "Site Installation Fee" has the meaning given to such term in Annex H.

     "Site Maintenance Charge" has the meaning given to such term in the Sublease.

     "Site Schedule" means a timetable prepared by Vendor and approved in writing by BMI with respect to each BTS Site that graphically describes the time periods and completion dates for each of the activities necessary to complete the Work with respect to such BTS Site in the form and consistent with Annex J.

     "Space Subtenants" has the meaning given to such term in the Sublease.

     "Specifications" means the drawings and technical specifications for the Towers and Improvements, as set forth in Annex B.

     "Sublease" means the Sublease of even date herewith among CCIC, Vendor and BMI.

     "Subleased Property" has the meaning given to such term in the Sublease.

     "Substantially Complete" means, as to any BTS Site, that such BTS Site is Complete, except for minor items listed on the Punch List for such BTS Site that would not impair or adversely affect in any material respect, or is not likely to impair or adversely affect in any material respect, BMI's or BMI Affiliate's use and operation of the Reserved Space on such BTS Site, including Communications Equipment.

     "Substantially Completed BTS Site" means any BTS Site that would be a Completed BTS Site, except for minor items listed on the Punch List for such BTS Site that would not impair or adversely affect in any material respect BMI's or a BMI Affiliate's use and operation of the Reserved Space on such BTS Site, including Communications Equipment.

     "Term" has the meaning given to such term in Section 3.02.

     "Tower" means a radio tower structure constructed and installed by Vendor pursuant to this Agreement.

     "Warranty Period" has the meaning given to such term in Section 6.10.

     "Work" means Vendor's construction and installation of the Tower and Improvements in accordance with the Specifications, and includes labor necessary to Complete such construction and installation, and materials and equipment for such construction and installation, as required by this Agreement, to be furnished by Vendor or any subcontractor, for the construction and installation of the Tower and Improvements.

          (b) Any other capitalized terms used in this Agreement shall have the respective meanings given to them elsewhere in this Agreement.

     1.02 Use of Words and Phrases.  (a) Words of the masculine gender shall
          ------------------------
be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, the singular shall include the plural as well as the singular number. "Herein," "hereby," "hereunder," "hereof," "herein before," "hereinafter," and other equivalent words refer to this Agreement and not solely to the particular portion thereof in which any such word is used.

          (b) Whenever in this Agreement either of the words "day" or "days" is used it means a calendar day unless specifically stated to be a Business Day.

          (c) BMI and Vendor agree that any defined term used herein constituting a document, instrument, drawing, survey, map, plan, technical description or other writing, and any other reference herein to a writing, shall include originals of such writing and any and all amendments, supplements, modifications, renewals, extensions, restatements or replacements of or to the same from time to time.

                                   ARTICLE 2
                                   ---------

                              AGREEMENT DOCUMENTS
                              -------------------

     This Agreement shall consist of the following documents, as amended from time to time as provided herein:

          (a)  this Agreement document;

          (b) the following Annexes and Exhibits, which are incorporated herein by this reference:

               Annex A     Scope of Work
               Annex B     Specifications
               Annex C     Vendor Responsibility Matrix
               Annex D     Project Data Requirements; Form of SARF
               Annex E     Form of Candidate Sheet; Notice to Proceed
               Annex F     Form of Punch List
               Annex G     Certificate of Completion
               Annex H     Colocation Services; Site Installation Fees
               Annex I     Form of Site Data Package; Form of Due Diligence
Package
               Annex J     Form of Site Schedule

               Exhibit A   Form of Ground Lease
               Exhibit B   Completed BTS Sites

          (c)  such additional documents as are incorporated by reference.

If any of the foregoing are inconsistent, this Agreement shall prevail over Annexes, Exhibits and additional incorporated documents.

                                   ARTICLE 3
                                   ---------

                    SCOPE OF WORK; NATURE OF THE ENGAGEMENT
                    ---------------------------------------

     3.01 Engagement of Vendor.  (a) BMI hereby engages Vendor, for the Term
          --------------------
of this Agreement as provided in Section 3, to develop and construct all the Towers, Improvements and Constructed Improvements on BTS Sites (subject to any right of BMI to terminate such exclusivity under Section 3.09, 14.02, or any other provision of this Agreement) on behalf of BMI and BMI Affiliates, and perform Services in connection therewith all as required by this Agreement. The parties acknowledge that all Constructed Improvements developed and constructed by Vendor on any BTS Site are intended to constitute a part of BMI's Improvements, and are not intended to be shared by Space Subtenants or constitute a part of the Improvements. The parties further acknowledge that Improvements, other than Constructed Improvements, do not constitute a part of BMI's Improvements. Any Affiliate of BMI operating a mobile cellular telephony business that is integrated with BMI's and its other Affiliates' current cellular telecommunications business in the Cellular Territory shall be deemed a BMI Affiliate for purposes of this Section 3.01. The parties acknowledge and agree that neither BellSouth Personal Communications, Inc. nor BellSouth Carolinas PCS, L.P. constitutes an "Affiliate of BMI," for purposes of this Agreement. Vendor hereby accepts such engagement in accordance with the terms and conditions of this Agreement. Vendor shall construct each BTS Site in accordance with the Implementation Plan and applicable Site Schedule. Vendor shall perform and be responsible for all responsibilities assigned to Vendor in the Vendor Responsibility Matrix attached hereto as Annex C.

          (b) Vendor's entire compensation for Completion of the Work on BTS Sites pursuant to this Agreement and performance of the Services, or any part thereof, will be derived solely from the payment of the Site Maintenance Charge by BMI and Site Installation Fee for each Completed BTS Site pursuant to the Sublease. The parties agree that the Site Maintenance Charge payable by BMI to Vendor with respect to the Reserved Space of any Completed BTS Site shall be $1200 per month subject to an annual increase, commencing on the second anniversary of the Effective Date, at a rate equal to five (5%) percent per year. This Section 3.01(b) shall survive any expiration or termination of this Agreement.

          (c) Notwithstanding anything to the contrary contained herein, if during the Term, BMI or BMI's Affiliate elects to install its Communications Equipment on a Potential Colocation Site pursuant to Article 9 and such Potential Colocation Site is a CCIC Site, then such CCIC Site shall be deemed a Qualifying Site and the monthly rent payment payable by BMI to Vendor with respect to such CCIC Site (the "Colocation Site Rent") shall be $1100 per month subject to an annual increase of five (5%) percent per year commencing on the first anniversary of the Effective Date. Vendor hereby acknowledges and agrees that the Colocation Site Rent of $1100 shall apply to the first five hundred
(500) CCIC Sites on which BMI or BMI Affiliate colocates its Communications Equipment pursuant to Article 9. For each CCIC Site in excess of 500, the Colocation Site Rent shall be based on market rates. This Section 3.01(c) shall survive any expiration or termination of this Agreement.

          (d) Subject to Section 3.09 and 14.01, BMI shall engage Vendor to install BMI's Communications Equipment on the Reserved Space of any Completed BTS Site or on a Potential Colocation Site, as set forth in Annex H, during the Term. BMI shall pay Vendor the Site Installation Fee in accordance with Annex H.

     3.02 Term. (a) Subject to Article 14, this Agreement shall commence on
          ----
the Effective Date, and shall continue until the fifth anniversary of the date hereof (the "Initial Term"). Notwithstanding anything to the contrary contained herein, if as of the end of the Initial Term, the number of Qualifying Sites is not equal to or greater than five hundred (500), then the Initial Term shall be extended until the earlier of (i) the first date as of which there are at least five hundred (500) Qualifying Sites or (ii) the seventh anniversary of the date hereof, subject only to any further extension necessary for Vendor to Complete any BTS Site selected pursuant to Section 5.01 by BMI prior to such seventh anniversary. The Initial Term as so extended is referred to as the "Term." Any such extension (an "Extension") shall be consistent with and not to exceed deadlines, including the Completion Date, agreed upon in the applicable Site Schedule for such BTS Site.

          (b) Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that upon Completion of any BTS Site and execution of a Site Designation Supplement therefor, those provisions of this Agreement which survive the expiration or termination hereof, the Sublease, the applicable Site Designation Supplement and related documents shall govern the respective rights and obligations of the parties with respect to such BTS Site.

     3.03 Time for Commencement and Completion.  Vendor and BMI acknowledge
          ------------------------------------
that the time for Scheduled Commencement Date and Completion of the BTS Site will be determined by the applicable Implementation Plan and the Site Schedule. Vendor's unexcused failure to Complete any BTS Site in accordance therewith shall subject Vendor to the Liquidated Damages pursuant to Section 12.01.

     3.04 Relationship.  Vendor agrees to furnish its best skill and judgment
          ------------
in performing its obligations hereunder, and to cooperate with BMI in furthering BMI's interests. Except as expressly provided in Section 8.01, BMI, Vendor and CCIC, in the performance of this Agreement, will be acting in their individual capacities and not as employees, partners, joint venturers, agents or associates of one another. In the performance of this Agreement, Vendor is, and shall at all times during the term of this Agreement be, an independent contractor. Nothing contained in this Agreement creates the relationship of a joint venture, partnership, association or agency between the parties. No party shall have any authority to bind or otherwise obligate the other. Persons retained by either party as employees or agents shall not, solely by reason thereof, be deemed to be employees or agents of the other party.

     3.05 Project Personnel.  (a) Vendor shall, at its own cost and expense,
          -----------------
employ only competent and able personnel for the performance of Vendor's obligations under this Agreement, including, without limitation, contractors and subcontractors that are properly licensed and legally qualified to construct the Towers and Improvements and complete the Work on each BTS

Site. Vendor shall, at all times during the term of this Agreement, keep a sufficient number of qualified personnel to the extent required to Complete the Project by the Project Completion Date pursuant to the Implementation Plan and Site Schedules, including without limitation, a sufficient number of suitable experts in the areas of engineering, design, construction, installation, management, performance enhancement and other operational specialties applicable to the Project. Subject to Section 3.05(d), Vendor shall have exclusive control of and direction over the Persons engaged in the performance of Vendor's obligations under this Agreement.

          (b) If requested by BMI, Vendor shall make available additional suitable experts in the areas of engineering, design, construction, installation, management, performance enhancement and other operational specialties applicable to the Project, and BMI shall pay any costs associated with any such suitable experts that are in addition to those required pursuant to Section 3.05(a).

          (c) Vendor will be solely responsible for the actions and conduct of all its employees, agents, consultants, advisors, contractors and subcontractors. Vendor will ensure that anything related to its employees, agents, consultants, advisors, contractors or subcontractors shall be in strict compliance with Governmental Requirements.

          (d) BMI reserves the right to require from Vendor the immediate removal from or to exclude any Person or entity which is not a Vendor's Affiliate, employed by or working for Vendor from any BTS Site, at BMI's reasonable discretion, who (i) engages in any misconduct, (ii) is incompetent or
(iii) is negligent in the performance of its, his or her duties. Vendor shall be responsible for any additional labor costs arising in connection with the removal requested pursuant to this Section 3.05(d).

          (e) Vendor shall assign key managers and personnel, including Contract Managers as provided below, to manage, supervise and be responsible for the timely performance of Vendor's obligations hereunder with respect to each BTS Site. Unless BMI otherwise consents in writing, as to each BTS Site, Vendor shall (i) allocate sufficient personnel to devote its time and attention to such BTS Site, and (ii) not remove any key manager (including Contract Managers) from any such position or reassign any such key manager, either within the Project or to another project, without a qualified replacement. In addition, each party agrees to assign to the Project contract managers (the "Contract Managers") to provide overall supervision and management of the Project. Each party may change its Contract Managers at any time and from time to time. The parties further agree to cooperate with each other in implementing the due diligence and construction process set forth in this Agreement in order to Complete the Work on all BTS Site pursuant to the terms of this Agreement, and to use their commercially reasonable efforts to amicably resolve any and all issues relating to performance by each party of its respective rights and obligations hereunder. The foregoing is intended to set forth a general approach to the day-to-day conduct of the Project, but is not intended to qualify or limit the obligations of the parties hereunder or any rights hereunder that any party may have in respect of a breach by the other party of such obligations.

     3.06  Familiarity with Project and BTS Sites.  Vendor represents and
           --------------------------------------
warrants that Vendor is familiar with projects similar to the Project, is or will become familiar with the Specifications applicable to the Towers and Improvements, will visit and examine each BTS Site and the surrounding locale, and knows or will know the working conditions in and around each BTS Site.

     3.07  Quality Standard.  Vendor agrees to perform its obligations and
           ----------------
furnish its Services hereunder (including, if applicable, Colocation Services) properly, diligently, and in good faith, in accordance with the standards of its profession, and in accordance with all applicable Governmental Requirements. Vendor shall implement quality control procedures, which shall be sufficient to ensure compliance with the Specifications and shall otherwise maintain quality standards for the Services (including, if applicable, Colocation Services) at least equal to the normal quality standards applied by Vendor prior to the date of this Agreement.

     3.08  Books and Records of Vendor; Right of Inspection by BMI.  Vendor
           -------------------------------------------------------
shall keep such accounts as may be necessary for its proper financial management of the Project under this Agreement. The system of accounting employed by Vendor shall be such as is reasonably satisfactory to BMI. BMI shall be afforded access to all of Vendor's records, books, correspondence, instructions, drawings, plans, blueprints, specifications, receipts, vouchers, memoranda and similar data relating to the Project and this Agreement to the extent relating to BMI's Intended Use, Vendor's compliance with the terms hereof, the structural integrity of the Improvements, or if BMI otherwise provides reasonable justification therefor, except for privileged documents or where disclosure is prohibited by law. Such books and records shall be open for inspection and copying upon reasonable written notice by BMI, at its cost, and its authorized representatives at reasonable hours at Vendor's principal office and shall be retained by Vendor for a period of three (3) years after the expiration of the Sublease.

     3.09  Scope of the Project. (a) The parties agree that BMI, for itself and
           --------------------
as agent for BMI Affiliates, will grant to Vendor and Vendor will accept from BMI and BMI Affiliates, (i) during the Initial Term, all BTS Sites that BMI elects to have constructed; provided, that BMI shall have no obligation to
                            --------
construct or Complete any particular number of BTS Sites, and (ii) during any Extension, all BTS Sites that BMI elects to have constructed until the number of Qualifying Sites is equal to or greater than five hundred (500).

           (b) Notwithstanding anything to the contrary contained herein and subject to Article 14, the parties agree that for the Initial Term, Vendor shall have an exclusive right to perform all Services on the BTS Sites pursuant to this Agreement, and shall have an affirmative obligation to Complete the Work on any such BTS Sites in strict compliance with the provisions of this Agreement; provided, that if at any time during the Initial Term, Vendor's exclusive right
--------
to perform Services on such BTS Sites is suspended or terminates (i) in respect of any BTS Site pursuant to Section 14(b)(i), then BMI shall have the right to engage any Person to perform any and all Services on such BTS Site, it being understood that each such BTS Site on which such other Person performs any and all Services shall be deemed a Qualifying Site, or (ii) pursuant to Section 14(b)(ii), then BMI shall have the right to engage any Person to perform any and all Services on any or all BTS Sites.

           (c) Notwithstanding anything to the contrary contained herein, Vendor acknowledges and agrees that unless and until BMI issues a SARF or gives written notice to Vendor hereunder in another form, identifying the search areas for potential cell sites and BMI selects a suitable site which is to become a BTS Site, no potential cell site shall become a part of the Project and be subject to this Agreement.

     3.10  Available BTS Sites in Event of Condemnation.  (a)  If prior to the
           --------------------------------------------
execution of a Site Designation Supplement for a BTS Site, any condemnation occurs as to any BTS Site as contemplated by the Sublease, Vendor shall, at the request of BMI, perform all its obligations hereunder in respect of a replacement site for such condemned BTS Site, satisfactory to BMI and if a replacement site is available consistent with the requirements of Article 5, as if such replacement site were a BTS Site hereunder, including without limitation the proposal of potential cell site locations pursuant to Section 5.03, Acquisition of such replacement site for BMI, if requested by BMI, the construction of a Tower and Improvements on any selected BTS Site pursuant to and in accordance with Article 6 and the further subleasing of such BTS Site to Vendor pursuant to the Sublease and a Site Designation Supplement. The monthly amounts payable in respect of such replacement BTS Site shall be equal to the amount of the Site Maintenance Charge that would have been payable in respect of the replaced condemned BTS Site. The Site Schedule, Scheduled Commencement Date and Completion Date for any such replacement site shall be determined by Vendor and BMI consistently with the construction schedules applicable to BTS Sites in general. This Agreement shall survive the Term indefinitely to the extent necessary to give effect to this Section 3.10.

           (b) Notwithstanding anything to the contrary contained herein, in any event and regardless of whether or not Vendor has replaced a condemned BTS Site pursuant to Section 3.10(a), for purposes of this Agreement, all condemned BTS Sites which have been replaced and all replacement sites which become BTS Sites, shall be deemed to be Qualifying Sites.


                                   ARTICLE 4
                                   ---------

                             VENDOR'S UNDERTAKINGS
                             ---------------------

     4.01  Vendor's Undertakings. (a) Commencing on the Effective Date of this
           ---------------------
Agreement, Vendor agrees to furnish the Services, Colocation Services and/or installation of Communications Equipment in accordance with Annex H, if applicable, for and on behalf of BMI and to perform such Services, Colocation Services and/or installation, if applicable, in an expeditious manner consistent with the interests of BMI. In the performance of the Services, Colocation Services and/or installation of Communications Equipment in accordance with Annex H, if applicable, Vendor shall furnish its best skill and judgment (i) in accordance with the standards established by the industry, (ii) consistent with good development and construction practices and efficient business practices,
(iii) utilizing skill and judgment available throughout its organization in the performance of this Agreement to provide its professional knowledge, ideas, experience and abilities relating to the design, scheduling, development and construction of the Towers and Improvements, and (iv) in a competent, professional and efficient manner.

          (b) Vendor shall keep BMI fully informed of all Governmental Requirements that affect, in any material respect, the Services, Colocation Services and/or installation of Communications Equipment in accordance with Annex H, if applicable, to be performed hereunder and shall promptly notify in writing BMI of any part of the Project that does not comply with any Governmental Requirements to the extent Vendor is or becomes aware of such noncompliance.

          (c) In addition to the Services, Colocation Services and installation of the Communications Equipment in accordance with Annex H, as described in this Agreement, Vendor shall have such other duties and responsibilities reasonably and customarily required for developments similar to the Development of each BTS Site as may be required or necessary from time to time during the design, development, construction, equipping and Completion of each BTS Site, which other duties and responsibilities shall be deemed to be within the scope of this Agreement; provided, however, that BMI shall not incur any costs or expenses for
           --------  -------
or in connection with any such services for BTS Sites.

     4.02 Governmental Requirements and Permits.  (a) Vendor shall obtain, or
          -------------------------------------
cause to be obtained, the consent or approval of all Governmental Authorities, and all Permits necessary for the Development of each BTS Site. Vendor shall advise BMI in writing of any potential issues or problems, including without limitation any delays in connection with obtaining any approvals from any Governmental Authority.

          (b) Vendor shall coordinate and manage all professional and technical services required in connection with the preparation and filing of applications for and obtaining all Permits. Vendor shall be responsible for diligently preparing and filing all applications for, and pursuing and obtaining, the Permits.

          (c) Permits will be filed by Vendor on behalf of and in the name of BMI, except where prohibited by applicable laws, and BMI shall assist Vendor in securing all such Permits.

          (d) Vendor shall use its best efforts to obtain any Permits necessary to commence construction of the Tower and Improvements on or before the Scheduled Commencement Date with respect to each BTS Site, and shall, unless otherwise set forth in the Site Schedule, prepare and file an application for the required Permit or Permits with the applicable Governmental Authority not later than thirty (30) days after the date of the applicable Notice to Proceed. Vendor's efforts relating to obtaining any Permits shall include, without limitation, the approval of any necessary rezoning of such BTS Site, grant of any variance, vacating of any right-of-way, issuance of any order or other action that may be necessary, or approve any other land use approval necessary, to commence construction of the Tower and Improvements on such BTS Site. If, despite such efforts, any Permits required to be obtained before commencement of construction have not been obtained or could not have been obtained as of the Scheduled Commencement Date, then Vendor shall continue to exercise its best efforts, for a period of at least one (1) year, to obtain any such Permits as promptly as possible, and, subject to Section 4.02(e), the Scheduled Commencement Date will be adjusted to reflect all additional time which will be required for the performance of any of the duties or obligations of Vendor under this Agreement as a result of the delay in obtaining the Permits. The failure of Vendor to obtain any such Permit shall not in and of itself constitute a breach of Vendor's obligations hereunder. However, the failure of Vendor to perform any of its obligations set forth in this Section 4.02 shall constitute a breach of Vendor's obligations under this Agreement, which, if not cured as contemplated by Section 14.01(a)(i), would constitute an event of default hereunder.

          (e) If Vendor has not obtained any Permit required for the Construction of the Tower and Improvements on any BTS Site, or for the Permitted Use thereof or any other required Permit by the applicable Scheduled Commencement Date set forth in the applicable Site Schedule, but in no event later than within ninety (90) days after BMI issues a Notice to Proceed for any BTS Site, then, at any time thereafter, BMI will have the right, at BMI's sole option, to (i) assume responsibility for obtaining such Permit by written notice to Vendor, and Vendor shall reimburse BMI for any costs, fees, or expenses (including reasonable attorneys' fees and expenses) incurred in pursuing and obtaining such Permit; provided, however, that any reimbursement in excess of
                       --------  -------
$20,000 shall be subject to Vendor's pre-approval; provided, further, that if
                                                   --------- --------
Vendor fails to approve any reimbursement in excess of $20,000, then BMI shall have the right to pursue obtaining such Permits and shall be liable for any costs, fees and expenses incurred in connection therewith in excess of $20,000 and provided, further, that any election under this clause (i) shall be without
    --------  -------
prejudice to BMI's right to elect later one of the options set forth in clause
(ii) or (iii) below with respect to such BTS Site; (ii) reject the BTS Site at no cost or expense to BMI, whereupon such BTS Site shall no longer be subject to this Agreement or (iii) reject the BTS Site and cause Vendor to propose additional potential cell sites as alternatives, in accordance with Section 5.01; provided, that if BMI elects to reject such BTS Site pursuant to clause
      --------
(ii) above, for all purposes hereof, such rejected BTS Site shall be deemed a Qualifying Site.

          (f) Vendor shall comply with all Governmental Requirements in performing its obligations under this Agreement, the Sublease and each Site Designation Supplement. Vendor shall indemnify, and hold harmless, each BMI Indemnitee from and against any Claims (including without limitation any fine, penalty or damage) arising out of Vendor's failure to comply with any Governmental Requirements including, without limitation, zoning laws and FAA and FCC regulations.

          (g) If BMI determines that Vendor's proposed Tower height would cause an extension of time to obtain any Permit beyond the period set forth in the applicable Site Schedule, Vendor shall, at BMI's written request, revise the Due Diligence Package to provide a Tower height which, while meeting BMI's requirements, will, in BMI's judgment, be permitted in a timely fashion without delays in the applicable Site Schedule; provided, however, that in revising the Due Diligence Package, Vendor shall have the right to pursue (i) Permits for a Tower which meets BMI's requirements but which can be subsequently modified to increase the height of the Tower in order to meet Vendor's requirements and/or (ii) simultaneous Permits for the construction of (1) a temporary structure which satisfies BMI's requirements, if all Permits for such temporary structure can be obtained within the time provided in the applicable Site Schedule, and (2) a permanent Tower with greater height which meets both BMI's and Vendor's requirements. In the event that BMI installs its Communications Equipment on any temporary tower structure prior to Vendor's completion of obtaining permits and constructing a higher permanent Tower, following completion of such higher permanent Tower, BMI's Communications Equipment shall be relocated to the permanent Tower at Vendor's sole cost and expense.

     (h) Notwithstanding anything to the contrary contained herein, Vendor shall not be required nor, except as BMI may otherwise agree in writing, to file or pursue any appeal or other similar action to be filed with a court of competent jurisdiction ("Permit Appeal Action") in connection with obtaining Permits. Vendor shall give BMI written notice promptly after it determines that it is necessary to pursue a Permit Appeal Action. If any BTS Site requires Permit Appeal Action, BMI shall have the right to file or pursue such Permit Appeal Action or elect not to pursue such Permit Appeal Action, at BMI's sole discretion. In either event, such affected BTS Site shall constitute a Qualifying Site and BMI shall no longer be obligated under Section 3.09 to exclusively engage Vendor to perform the Services on such BTS Site and BMI shall be free to engage any Person to construct Tower, Improvements and Constructed Improvements on such BTS Site and perform any Services in connection therewith.

                                   ARTICLE 5
                                   ---------

                             PRE-CONSTRUCTION PHASE
                             ----------------------

     5.01 Proposal of Cell Sites; Development Plan.   (a) From time to time
          ----------------------------------------
during the Term, BMI shall issue a search area request form ("SARF") to Vendor
pursuant to Attachment A to Annex D attached hereto.   Promptly after receipt of
each SARF, but in no event later than within thirty (30) days, Vendor shall perform searching services in the search area designated in such SARF by identifying at least three (3) potential cell site locations for a BTS Site within each radio frequency search area identified in such SARF and preparing a preliminary Site Schedule and a Site Data Package collecting the information set forth in Annex I-A attached hereto, to the extent required by BMI prior to issuance of the Notice to Proceed for presenting such candidate cell sites to BMI for final selection. Vendor shall propose any such potential cell site not later thirty (30) days after receipt of the applicable SARF; provided that no site shall be proposed unless Vendor reasonably believes that such site meets the requirements of this Agreement for BTS Site in all material respects. If none of the sites proposed by Vendor for any search area meets such requirements, Vendor shall continue proposing additional potential cell sites, until at least one (1) site becomes a BTS Site hereunder, unless Vendor can demonstrate to BMI's reasonable satisfaction that no such site is available and gives BMI an officer's certificate to such effect, duly executed by an authorized officer of Vendor.

          (b) Not later than twenty one (21) days after receipt of any proposal as to any potential cell site, BMI shall give Vendor written notice as to which (if any) of such proposed cell tower sites it views in its judgment as acceptable, whereupon such cell tower site shall become a BTS Site for all purposes of this Agreement, subject to Vendor's prior compliance with Article 8, including Section 8.05; provided, that failure of BMI to accept any proposed cell tower site shall constitute and be deemed a rejection of such proposed cell tower site. BMI's right to select any proposed cell tower site as a BTS Site shall not relieve or release Vendor from performing any of its obligations hereunder in respect of such BTS Site, or otherwise affect any of Vendor's obligations hereunder. Together with such written notice, BMI shall deliver to Vendor a Notice to Proceed with respect such BTS Site in the form of Annex E attached hereto, to be completed and returned to BMI in accordance with Section 5.02.

          (c) Not later than ten (10) days after receipt of the Notice to Proceed as to any BTS Site, Vendor shall prepare for the Development of each BTS Site and shall submit to BMI for its approval, which approval shall not be unreasonably withheld, an Implementation Plan and a final Site Schedule with respect to such BTS Site, which shall include, among other things, the facilitation of the Acquisition of such BTS Site requested by BMI and design services, preparation of a development plan, financing and coordination of construction activities.

     5.02 Due Diligence. During the pre-construction phase, Vendor shall, on its
          -------------
own or through one or more qualified consultants: (i) compile and review all reasonably available existing data with respect to each BTS Site from an owner or a ground lessor of such BTS Site and any and all Governmental Authorities having jurisdiction thereof, and any other Persons who may have relevant information necessary to develop each BTS Site; (ii) cause to be performed any and all analyses, examinations, investigations, tests and inspections of each BTS Site, including, but not limited to, environmental studies, surveys, geotechnical studies, soil borings and the like and cause to be accurately completed and returned to BMI with respect to each BTS Site, the Due Diligence Package in the form attached hereto as Annex IB containing all necessary or reasonably available information; (iii) make, or cause to be made, inquiries of all Governmental Authorities and Persons who will furnish electric power, telephone service or any other utility to each BTS Site as to any matters which may affect or be necessary to the Development of each BTS Site; and (iv) determine all Governmental Requirements necessary for the Development of each BTS Site, including, but not limited to, the Tower and Improvements, zoning laws or regulations. Vendor shall perform or supervise the activities described in items (i) through (iv) above, and, upon BMI's request, shall deliver to BMI copies of all written reports, memoranda or material correspondence prepared by or for Vendor with respect to the foregoing. BMI shall have the right to reject any BTS Site that in BMI's reasonable belief fails to comply with the requirements of this Agreement based on the results of the information contained in Site Data Package, Due Diligence Package or other due diligence performed by Vendor.

     5.03 Utilities.  Vendor shall negotiate with the utility companies
          ---------
servicing each BTS Site a plan for the provision of services to such BTS Site including without limitation electricity, and other shared utilities required on each BTS Site. Vendor shall make applications for such utility companies to furnish services to such BTS Site as may be adequate for the Permitted Use of the BTS Site by BMI and all Space Subtenants. Vendor shall cause such utility companies to provide connections to such BTS Site. In the case of telephone company connection facilities, all obligations shall remain with Vendor to effect connections required for the Permitted Use of the BTS Site under the Sublease, with exception that Vendor shall utilize BMI as its agent to work with the local telephone company on the development of the servicing plan.

                                   ARTICLE 6
                                   ---------

                               CONSTRUCTION PHASE
                               ------------------

     6.01 General. (a) The parties shall hold progress meetings, and Vendor
          -------
shall submit progress reports to BMI, in accordance with the Implementation Plan or otherwise on a weekly, bi-weekly or monthly basis as may be agreed between parties. Progress reports will show for each BTS Site, at a minimum, and not by way of limitation, all dates and schedules referred to in the Implementation Plan and the Site Schedule, any anticipated delays, other relevant information, and the corresponding activity period. In addition, BMI may request and Vendor shall facilitate progress meetings with Vendor's key managers and subcontractors, including the establishment of oversight committees to monitor specific work in progress on BTS Sites at times and locations agreed upon by BMI and Vendor in writing no less than seven days prior to such meetings. Progress reports shall be for planning purposes and monitoring compliance with this Agreement.

          (b) Should any information or approval be required from BMI as Work progresses, Vendor shall request such information or approval in writing. Said requests shall be submitted sufficiently in advance of the date upon which the information or approval is needed, but in no event less than five (5) days in advance of such date, to permit BMI to act without affecting the progress or sequence of the Work. Such request shall provide a reasonable time for a response by BMI.

          (c) Vendor shall, on a periodic basis (but not less frequently than weekly), review the progress of the construction, evaluate the percentage of completion of each BTS Site as indicated in the Implementation Plan and the applicable Site Schedule. The construction schedule report shall be distributed not less than weekly during the construction phase of the Project, indicating the actual progress compared to the scheduled progress of the Work in accordance with the applicable Site Schedule. The reports shall compare the actual construction dates to scheduled construction dates for each BTS Site.

     6.02 Performance of the Work. Vendor shall have the responsibility and
          -----------------------
obligation to perform the Work in accordance with Annex B. Vendor shall provide a management team or a representative on each BTS Site to provide supervision and administration of the Completion of the Work for each such BTS Site. Vendor shall establish and implement coordination and communication procedures between Vendor and BMI. Vendor shall establish and implement procedures for reviewing and processing requests for clarifications and interpretations of the Specifications, including, without limitation, drawings and technical specifications, schedule adjustments; and such other procedures as may be required to Complete the Project. Vendor shall receive operation and maintenance manuals, warranties and guarantees for materials and equipment used in the Completion of the Project and shall deliver this information to BMI upon Completion of the Project.

     6.03 Implementation Plan. The Implementation Plan will set forth in detail
          -------------------
the various tasks for construction and completion of the construction of the Tower and the Improvements for each BTS Site. Any changes in the Implementation Plan shall be subject to written approval by BMI. Vendor shall commence the Work pursuant to the Implementation Plan, using such means and methods of construction as will maintain the progress of the Work substantially in accordance with the Site Schedule for each BTS Site and shall cause Completion of each BTS Site in accordance with the requirements of the Site Schedule for such BTS Site.

     6.04 Site Schedule. (a) To enable the Towers and the Improvements to be
          -------------
planned, scheduled and Completed in an orderly and expeditious manner, Vendor acknowledges and agrees that each Site Schedule shall be consistent with the Specifications and each stage of the Implementation Plan.

          (b) Upon the occurrence of an event of Force Majeure and in the events expressly provided in this Agreement, the Site Schedule for any affected BTS Site shall be adjusted to reflect all additional time which will be required for the performance of any of the duties or obligations of Vendor under this Agreement as a result of such event, which adjustment shall be subject to the prior written approval of BMI, not to be unreasonably withheld or delayed.

          (c) Except as set forth in Section 6.04(b) as to an individual BTS Site, no Site Schedule for any BTS Site shall change, and Vendor will have no right to cause any such change, without prior written approval by BMI. Within five (5) Business Days after the receipt of any request from Vendor for a change to any Site Schedule, BMI shall notify Vendor in writing of its approval or disapproval of such proposed change. Failure of BMI to respond within said five
(5) Business Day period shall constitute and be deemed an acceptance of such requested change unless the change is, or results in, an extension of the Scheduled Completion Date by more than thirty (30) days with respect to any BTS Site, in which case BMI must approve such change in writing before it becomes effective, such approval not to be unreasonably withheld.

          (d) Vendor acknowledges and agrees that it has an affirmative obligation and responsibility promptly to notify BMI of any circumstance which affects or may affect any Site Schedule in any material respect and the extent to which such Site Schedule may be affected as a result of such circumstance.

     6.05 Quality Review.  Vendor shall establish and implement a program to
          --------------
monitor the quality of the construction, as set forth in the Implementation Plan. The purpose of the program shall be to assist in guarding against defects and deficiency in the Work. At any time and from time to time BMI may in its discretion, and without need to demonstrate cause, conduct an independent program to monitor the quality of the construction and Vendor's compliance with its obligations hereunder.

     6.06 Compliance with Requirements, Permits, Bonds and Insurance during
          -----------------------------------------------------------------
Construction.  Vendor shall comply with all Environmental, Health and Safety
------------
Requirements as they
relate to the construction of the Towers and the Improvements in connection with the Project. Vendor shall, at its own cost and expense, procure and maintain all licenses and Permits required by local, state or federal regulatory agencies and authorities with respect to the construction, and shall comply with all local, state and federal laws, ordinances, rules and regulations applicable to this Agreement. Vendor shall indemnify and hold harmless each of the BMI Indemnitees from and against any fine, penalty or damage arising out of the failure by Vendor, its Affiliates or any of their respective employees, agents, contractors, subcontractors, advisors or consultants to comply with any such laws, ordinances, rules or regulations including, without limitation, zoning laws and FAA regulations, unless such failure arises from BMI's willful or negligent conduct. Vendor shall obtain, or cause to be obtained, all required bonds and insurance, including without limitation the insurance required under
Article 11, necessary or advisable for the commencement of construction and Completion of the Work with respect to each BTS Site.

     6.07 Work Permits. Vendor shall be the applicant for any and all necessary
          ------------
Work Permits, except (i) as BMI may otherwise consent pursuant to Section 4.02(c) or (ii) to the extent that it is necessary for BMI, as owner of the BTS Site, to be a co-applicant. Vendor shall coordinate and manage all professional and technical services required in connection with the preparation and filing of applications for and obtaining all Permits. Vendor shall be responsible for ensuring that all applications for the Permits are diligently prepared and filed, and pursued and obtained.

     6.08 Construction. (a) Vendor, at Vendor's sole cost and expense, shall
          ------------
cause the Towers and the Improvements to be constructed and installed diligently and in a timely fashion, with workmanship and materials in accordance with standards generally prevailing in the industry and in any event, in accordance with the Specifications, the Implementation Plan for each BTS Site and all applicable laws. BMI will have the right to approve or reject the quality of all materials, equipment and systems to be used in the Completion of the Towers and Improvements that are different from or not in conformity with the Specifications. Vendor shall supervise the work and activities of the contractors, subcontractors, engineers and other Persons engaged in the design, development, construction and installation of the Towers and Improvements. Vendor shall obtain, or cause to be obtained, all warranties. Vendor shall cause the construction of a Tower and other Improvements on each BTS Site in accordance with the applicable Site Schedule and on or before the Site Completion Date.

          (b) If BMI requests changes to the Specifications, Vendor shall promptly make such changes to the Specifications and BMI shall adjust the Implementation Plan, the Site Schedule for any affected Site, as may be necessary or required, in BMI's reasonable judgment provided that (i) the change in the Specifications would not have a material adverse effect on the Permitted Use under the Sublease; and (ii) BMI pays any reasonable costs incurred by Vendor and directly attributable to implementation of such changes.

     6.09 Site Data. In performing Services hereunder, Vendor shall compile data
          ---------
concerning the each BTS Site and furnish such data to BMI, all in accordance with the procedures set forth in Annex D and Annex I.

     6.10 Warranty. Vendor does hereby warrant and guarantee that the Tower and
          --------
Improvements on each BTS Site and all workmanship and materials incorporated therein will be constructed in accordance with the Specifications and will be free from defects in workmanship and materials: (i) as to the Tower, for a period commencing on the Completion Date for such BTS Site and ending upon the expiration of the term of the Site Designation Supplement, after giving effect to any and all extensions thereof, and (ii) as to the Improvements and Constructed Improvements, for a period of one (1) year commencing on the Completion Date (the "Warranty Period"). In addition, at BMI's request, Vendor shall assign to BMI a non-exclusive right to enforce all warranties respecting materials used by Vendor in Completing each BTS Site and shall secure any and all consents from the suppliers of such materials to make such assignment effective or enforce any such warranties on behalf of BMI. If any defect or deviation should exist, develop, be discovered or appear within the Warranty Period, Vendor, at its sole cost and expense, immediately upon demand, shall fully and completely repair, correct and eliminate such defect or deviation. The foregoing warranties and guarantees are cumulative of and in addition to, and not restrictive of or in lieu of, any and all other warranties and guarantees provided for or required by the Specifications, any other provision of this Agreement or applicable laws, and shall survive the expiration or termination of this Agreement.

     6.11 Access and Inspection. (a) The construction shall be performed in such
          ---------------------
a manner as will permit BMI to inspect each BTS Site. BMI may, at its election, conduct or have conducted such inspections as it deems necessary at each BTS Site. If BMI notifies Vendor of any observed defects or nonconformities with the Specifications, Vendor shall promptly correct any defect or nonconformity in such time and manner as will permit Completion of each BTS Site in accordance with the Site Schedule for such BTS Site. The failure of BMI to inspect any BTS Site, however, will not in any way limit, waive, or otherwise affect the rights of BMI with respect to any of Vendor's warranties or obligations under this Agreement.

          (b) BMI will have access to any BTS Site during all working hours, and will have the right to observe the Work performed; provided, however, that BMI
                                                   --------  -------
shall not delay, hinder or interfere with the performance of the Work. BMI's inspection of any Work will not relieve Vendor of any of its obligations to perform the Work in accordance with this Agreement, including without limitation the Specifications, except to the extent a specific deviation from the Specifications at any BTS Site is or has been accepted in writing by BMI. Work found not to be in accordance with the Specifications shall be replaced or re-performed by Vendor, except to the extent a specific deviation from the Specifications is or has been accepted in writing by BMI. BMI will have the right to reject materials and workmanship which are defective or not in conformance with the Specifications. Rejected Work at any BTS Site must be promptly removed from such BTS Site. Failure on the part of BMI to reject defective or nonconforming Work will not be construed to imply an acceptance of such Work; provided, however, to the extent a specific deviation from the
           --------  -------
Specifications is or has been accepted in writing by BMI, such deviation shall not be deemed to be defective or nonconforming Work.

          (c) Should BMI consider it necessary or advisable at any time before Completion to examine Work already completed therein, Vendor shall, on request of BMI, promptly furnish all necessary facilities, labor, and material for that purpose. If such Work is found to be defective in any material respect, Vendor shall pay all expenses of such examination. If, however, such Work is not found to be defective in any material respect, BMI shall pay all expenses of such examination and restoration of the Work. The Site Schedule as to affected BTS Site shall be equitably adjusted.

     6.12 Completion.  (a)  Promptly following the Completion of the Work at any
          ----------
BTS Site in accordance with the requirements of the Specifications and the requirements of this Agreement, including without limitation the construction of the Tower and the Improvements on such BTS Site and the performance of the final cleanup thereon, Vendor shall give BMI written notice of its good faith belief that such BTS Site is Completed. Not later than twenty (20) days after receipt of such written notice, BMI shall provide Vendor with written notice stating (i) BMI agrees that the Work as to such BTS Site is Completed, whereupon the parties shall execute a Completion Certificate with respect to such BTS Site as soon as reasonably practicable after BMI gives such notice, (ii) BMI rejects such BTS Site as not Completed; provided BMI includes an explanation in reasonable detail of the respects in which such BTS Site is not Completed, or (iii) BMI exercises the option set forth in Section 6.12(c) to execute a Completion Certificate together with a Punch List.

          (b) In addition to any right BMI may have under Section 6.11, BMI will have the right to (i) inspect any BTS Site at any time after BMI receives the notification under Section 6.12(a) and prior to any date on which the Completion Certificate is executed and (ii) notify Vendor in writing if such inspection by BMI reveals that Completion has not occurred with respect to any BTS Site. Promptly after receipt of any such notification, Vendor shall promptly cause any unperformed Work to be performed.

          (c) Upon issuance of the Completion Certificate with respect to a BTS Site, such BTS Site shall constitute a completed BTS Site (a "Completed BTS Site"). Each Completed BTS Site shall be added to Exhibit B hereto and shall constitute an accepted BTS Site. If at any time prior to Completion such BTS Site does not comply with the Specifications or other requirements of this Agreement in any material respect, BMI may, at its sole option, elect to execute a Completion Certificate with respect to such BTS Site together with a punch list, in the form of Annex F attached hereto (the "Punch List"), indicating the particulars of the alleged deviation from the Specifications or other requirements of Vendor hereunder. Vendor shall promptly, but not later than within thirty (30) days of the date of the Punch List and at its own cost and expense, correct any such non-compliance or deviation. Upon execution of a Completion Certification and a Site Designation Supplement with respect to a BTS Site, BMI shall pay Vendor a Site Maintenance Charge applicable to such BTS Site pursuant to Section 3.01(b) and, the Site Installation Fee pursuant to Annex H.

          (d) Notwithstanding Section 6.12(c), if (i) any BTS Site becomes a Substantially Completed Site and (ii) at any time before the execution of the Completion Certificate or the Site Designation Supplement with respect to any BTS Site, BMI installs and begins operation of BMI's Communications Equipment on such BTS Site in a revenue generating mode, such BTS Site shall be deemed to constitute a Substantially Completed BTS Site, and from and after the date such BTS Site is deemed a Substantially Completed Site and such Communications

Equipment has been in service, BMI shall be obligated to pay Vendor the applicable Site Maintenance Charge and Site Installation Charge with respect to such BTS Site; provided, however, that in either case BMI shall have the right to defer, accrue, and withhold payment of, the applicable BTS Site Maintenance Charge and Site Installation Charge until such BTS Site is Completed. Not later than thirty (30) days after any such BTS Site is Complete, BMI shall pay such accrued Site Maintenance Charge and Site Installation Charge, without interest.

          (e) The parties acknowledge that during the construction period, title, right and interest in, to and under the Tower and Improvements on each BTS Site shall vest in and at all times remain with Vendor. Without limiting the foregoing, effective as of the date of the Completion of each BTS Site, all rights, title and interest in, to and under the Tower and Improvements constructed on such BTS Site pursuant to this Agreement shall be deemed, without any further action or demand by BMI, transferred, assigned and conveyed over unto BMI or the applicable BMI Affiliate upon execution of the applicable Completion Certificate, and Vendor hereby agrees to execute and deliver to BMI, as an attachment to a Completion Certificate, any and all further instruments and documents to assure such transfer, assignment and conveyance to the full extent contemplated by Vendor's obligation hereunder.

                                   ARTICLE 7
                                   ---------

                            GUARANTY OF OBLIGATIONS
                            -----------------------

          7.01 CCIC's Guaranty. (a) CCIC hereby unconditionally guarantees
               ---------------
to BMI the full and timely performance and observance of all of the terms, provisions, covenants and obligations of Vendor under this Agreement (the "Obligations"). CCIC agrees that if Vendor defaults at any time during the term of this Agreement in the performance of any of the Obligations, CCIC shall faithfully perform and fulfill all Obligations and shall pay to BMI all attorneys' fees, court costs, and other expenses, costs and disbursements incurred by BMI on account of any default by Vendor and on account of the enforcement of this guaranty.

          (b) If Vendor defaults under this Agreement, and BMI elects to enforce the provisions of this Section 7.01, BMI shall promptly give CCIC written notice thereof, which notice shall constitute an exercise of BMI's rights against CCIC pursuant to this Section 7.01. Following the receipt of such notice by CCIC, CCIC shall have the same period of time as is afforded to Vendor under this Agreement to cure such default, but no such cure period shall diminish the obligations of CCIC under this Section 7.01.

          (c) This guaranty obligation of CCIC shall be enforceable by BMI in an action against CCIC without the necessity of any suit, action, or proceedings by BMI of any kind or nature whatsoever against Vendor, without the necessity of any notice to CCIC of Vendor's default or breach under this Agreement, and without the necessity of any other notice or demand to CCIC to which CCIC or Vendor might otherwise be entitled, all of which notices CCIC hereby expressly waives. CCIC hereby agrees that the validity of this guaranty and the obligations of CCIC hereunder shall not be terminated, affected, diminished, or impaired by reason of the assertion or the failure to assert by BMI against Vendor any of the rights or remedies reserved to BMI pursuant to the provisions of this Agreement or any other remedy or right which BMI may have at law or in equity or otherwise.

          (d) CCIC covenants and agrees that this guaranty is an absolute, unconditional, irrevocable and continuing guaranty. The liability of CCIC hereunder shall not be affected, modified, or diminished by reason of any assignment, renewal, modification or extension of this Agreement or any modification or waiver of or change in any of the covenants and terms of this Agreement by agreement of BMI and Vendor, or by any unilateral action of either BMI or Vendor, or by an extension of time that may be granted by BMI to Vendor or any indulgence of any kind granted to Vendor, or any dealings or transactions occurring between BMI and Vendor, including, without limitation, any adjustment, compromise, settlement, accord and satisfaction, or release, or any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership, or trusteeship affecting Vendor. CCIC does hereby expressly waive any suretyship defense it may have by virtue of any statute, law, or ordinance of any state or other governmental authority.

          (e) All of BMI's rights and remedies under this guaranty are intended to be distinct, separate, and cumulative and no such right and remedy herein is intended to be the exclusion of or a waiver of any other.

          (f) CCIC hereby waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, and notice of acceptance. CCIC further waive any right to require that an action be brought against Vendor or any other person or to require that resort be had by BMI to any security held by BMI.

                                   ARTICLE 8
                                   ---------

                VENDOR'S ADDITIONAL OBLIGATIONS AS TO BTS SITES
                -----------------------------------------------

     8.01 Acquisition of BTS Site.  In addition to and not in limitation of
          -----------------------
any other obligations of Vendor under this Agreement, in order to permit the construction and installation of the Tower and the Improvements on each BTS Site, Vendor may act as BMI's agent in the acquisition for, on behalf and in the name of BMI, of a fee title to or a leasehold interest in such BTS Site. Each BTS Site which is so acquired, at BMI's request, shall be free and clear of all Liens. If BMI elects to acquire a leasehold interest in any BTS Site, the Ground Lease for such BTS Site shall be substantially in the form of Exhibit A attached hereto, unless otherwise approved or accepted by BMI.

     8.02 Vendor's Inspection of Site Prior to Scheduled Commencement Date.
          ----------------------------------------------------------------
Vendor shall not effect the Acquisition for BMI of any BTS Site unless, prior to the applicable Ground Lease Effective Date, Vendor and its agents, employees, consultants, contractors and subcontractors, have entered such BTS Site and conducted such due diligence, examinations, investigations, tests and inspections ("Inspections") with respect to such BTS Site as are customary in the industry, together with such other Inspections as Vendor customarily performs or are necessary or advisable under the circumstances. In the event that Vendor determines, in Vendor's reasonable judgment, that the results of such Inspections are not satisfactory, Vendor shall give BMI notice to such effect and thereafter such site shall no longer be a BTS Site hereunder and Vendor shall, at BMI's written direction, terminate any option of BMI to enter into a Ground Lease for such site, identify and propose to BMI a new potential cell site location for a BTS Site pursuant to and subject to Sections 5.01 and 5.02 hereof, and the Site Schedule as it applies to the applicable BTS Site, shall be adjusted to reflect any additional time which will be required for the performance of any of the duties or obligations of Vendor under this Agreement as a result of such event.

     8.03 Hazardous Waste and Contamination Investigation.  (a)  Prior to the
          -----------------------------------------------
Ground Lease Effective Date for any BTS Site, Vendor shall cause the Environmental Assessment on such BTS Site to be performed. Vendor shall provide BMI with copies of any and all such Environmental Assessments.

          (b) Within five (5) Business Days after discovery of any Environmental Conditions on any BTS Site not disclosed by, or in excess of the conditions disclosed by, the Environmental Assessment, Vendor shall advise BMI in writing of such condition and its effect upon the Site Schedule. All costs and expenses incurred by Vendor arising out of or by reason of the discovery of any such condition on the BTS Site (including, without limitation, costs and expenses paid or incurred to rectify such condition) shall be borne by Vendor. The applicable Site Schedule shall be adjusted to reflect all additional time which will be required for the performance of any of the duties or obligations of Vendor under this Agreement as a result of any such condition.

     8.04 Geotechnical Subsurface and Soil Investigation. (a) Vendor shall
          ----------------------------------------------
obtain, perform and analyze all reasonably appropriate geotechnical data, soil and subsurface tests and other soil engineering tests and reports necessary to the design, engineering, permitting, and construction of the Tower and the Improvements (except that the provisions of this Section 8.04 shall not apply to the Environmental Assessment).

          (b) If Vendor shall have timely obtained all reasonably appropriate tests, but, nonetheless, concealed and unknown conditions that affect the performance of the Work are encountered below ground or in an existing structure other than the Work, then (i) Vendor shall bear all costs and expenses arising out of or by reason of the existence of any such condition on the BTS Site (except to the extent that (x) Vendor notifies BMI that its good faith estimate of such costs and expenses exceeds $100,000 and Vendor is unwilling to bear any such costs and expenses in excess of such amount, in which event BMI will have the option, exercisable in its sole discretion, either to (A) agree to pay the amount of any such reasonably incurred costs and expenses in excess of such amount or (B) terminate this Agreement as to such BTS Site, in which event BMI shall no longer be obligated under Section 3.09 to exclusively engage Vendor to perform Services on such BTS Site, and shall be free to engage any other Person to perform such Services), and (ii) the applicable Site Schedule shall be adjusted to reflect all additional time which will be required for the performance of any of the duties or obligations of Vendor under this Agreement as to such BTS Site as a result of any such condition, subject to Vendor's receipt of the prior approval of BMI.

     8.05 Additional Environmental Requirements.   Prior to commencement of
          -------------------------------------
construction in respect of any BTS Site (and except as to any Potential Colocation Sites, prior to obtaining any Permit) and as a condition to BMI's obligations to accept any BTS Site, Vendor shall perform an analysis to determine whether (i) the proposed site will be located in an officially designated wilderness area or preserve; (ii) the facility may affect federally listed, threatened or endangered species or designated critical habitats; (iii) the facility may affect districts, site buildings, structures, objects, or other cultural resources listed, or eligible for listing, in the National Register of Historic Places; (iv) facility may affect Indian religious sites; (v) the potential site is located within a 100-year floodplain; (vi) the construction of the facility will involve a significant change in surface features (e.g., wetland fill, deforestation, or water diversion); (vii) the structure will be equipped with high intensity white lights and be located in or near a residential neighborhood; including any future modifications to the rules as directed by the FCC. Vendor shall deliver the results of each such analysis to BMI upon completion of such analysis, together with a written certification to the results thereof based on the consulting reports received by Vendor, including Vendor's certification that there is no condition of the type described in clauses (i); (ii); (iii); (iv); (v); (vi); or (vii). If it is found that any condition listed in this Section 8.05 is present at any BTS Site, an Environmental Assessment must be prepared by the Vendor and filed with the FCC with a copy being provided to BMI. If any of conditions listed herein are present, no construction may be commenced on a BTS Site until the required FCC applications have been granted and notice of such grant is provided to Vendor by BMI's authorized representative. All costs and expenses incurred by Vendor in connection with or relating to Vendor's compliance with the requirements of this
Section 8.05 shall be borne by Vendor.

     8.06 FAA/FCC Compliance. Vendor hereby expressly agrees to comply
          ------------------
with any and all rules, policies, regulation and interpretations of BMI relating to or in connection with BMI's compliance with the applicable FAA and FCC regulations, as such rules, policies, regulations and interpretations are described in Schedule 8.06.

                                   ARTICLE 9
                                   ---------

                                  COLOCATION
                                  ----------

     9.01 Identification of Colocation Sites.  Vendor may, without delaying
          ----------------------------------
any of its obligations under this Agreement, including, without limitation, obligations pursuant to Section 5.03 and Article 8, at any time during the Term, provide BMI with a written notice proposing any existing cell sites within a search area specified in the applicable SARF that would be suitable for the colocation of BMI's Communications Equipment ("Potential Colocation Sites"). If BMI is interested in pursuing any Potential Colocation Site within the search area, BMI shall respond to Vendor within five (5) Business Days after the notice thereof. If BMI elects to use any Potential Colocation Site within a specific search area and install BMI's Communications Equipment on such Potential Site, BMI shall pay the applicable colocation fees as set forth in Annex H and may engage Vendor to perform other colocation services set forth in Annex H. If BMI is not interested in pursuing a Potential Colocation Site, Vendor shall keep performing all of its obligations hereunder, including, without limitation, performing search

Services in such search area as provided in Section 5.01. Notwithstanding anything to the contrary contained herein, if any Potential Colocation Site is a CCIC Site and BMI elects to install its Communications Equipment on such Potential Colocation Site, the Site Maintenance Charge with respect to such Potential Colocation Site for all purposes of this Agreement shall be determined in accordance with Section 3.01(c).

     9.02 Colocation Services. (a)  During the Initial term, if BMI is
          -------------------
interested in a Potential Colocation Site, Vendor may, upon written notice thereof to BMI, offer the performance of the Colocation Acquisition Services listed in Annex H with respect to such Potential Colocation Site, on BTS Sites; provided, that Vendor acknowledges that at any time during the Term, BMI shall
--------
have the right to engage any Person other than Vendor to perform such Colocation Acquisition Services. If the terms, conditions and fees in connection with such Colocation Acquisition Services are acceptable to BMI, BMI may engage Vendor to perform such Colocation Acquisition Services upon written notice to Vendor within five (5) Business Days after receipt by BMI of the offer from Vendor. If BMI elects to engage Vendor to perform such Colocation Acquisition Services pursuant to this Section 9.02(b), such Colocation Acquisition Services shall be performed in compliance with the requirements of this Agreement, including, without limitation, compliance with quality standards, Governmental Requirements, Permits and Environmental Laws, in each case as applicable to such Colocation Acquisition Services.

          (b) During the Initial term, if BMI is interested in a Potential Colocation Site, Vendor may, upon written notice thereof to BMI, offer the performance of the Colocation Construction and Installation Services listed in Annex H with respect to such Potential Colocation Site, on BTS Sites; provided, that Vendor acknowledges that at any time during the Term, BMI shall have the right to engage any Person other than Vendor to perform such Colocation Construction and Installation Services. If the terms, conditions and fees in connection with such Colocation Construction and Installation Services are acceptable to BMI, BMI may engage Vendor to perform such Colocation Construction and Installation Services upon written notice to Vendor within five (5) Business Days after receipt by BMI of the offer from Vendor. If BMI elects to engage Vendor to perform such Colocation Construction and Installation Services pursuant to this Section 9.02(b), such Colocation Construction and Installation Services shall be performed in compliance with the requirements of this Agreement, including, without limitation, compliance with quality standards, Governmental Requirements, Permits and Environmental Laws, in each case as applicable to such Colocation Construction and Installation Services.

          (c) Vendor hereby acknowledges and agrees that any and all fees in connection with performance of any Colocation Acquisition Services and Colocation Construction and Installation Services shall be due and payable in accordance with Annex H and only if BMI installs its Communications Equipment on a Potential Colocation Site.

                                  ARTICLE 10
                                  ----------

                        AGREEMENT TO SUBLEASE BTS SITES
                        -------------------------------

     10.01  Execution of the Site Designation Supplement.  Subject to Section
            --------------------------------------------
6.12(c), upon issuance of the Completion Certificate with respect to a BTS Site, BMI shall sublease the Subleased Property (as defined in the Sublease) of such BTS Site to Vendor pursuant to the Sublease and BMI and Vendor shall execute a Site Designation Supplement for such BTS Site, thereby supplementing the Sublease so as to cause such BTS Site to be covered thereby. In each case, immediately thereafter, Vendor shall operate and manage such BTS Site. In connection with BMI's execution of any Site Designation Supplement for any BTS Site, BMI shall assign its rights as sublessor in or to any Existing Subleases (as defined in the Sublease) of such BTS Site, including without limitation the right of Vendor to receive from Space Subtenants all rents from such BTS Site payable after the date of such Site Designation Supplement. BMI shall not enter into any agreements with Space Subtenants in respect of a BTS Site without the prior written approval of Vendor. Under no circumstances will BMI be required to account for or pay Vendor any rent or other amount paid to BMI by any Space Subtenant on any BTS Site prior to the applicable date on which a Site Designation Supplement is effective for such BTS Site.

     10.02  Reservation of Space.  The Sublease and applicable Site
            --------------------
Designation Supplement shall provide for BMI to retain the Reserved Space (including BMI's Communications Equipment and BMI's Improvements, each as defined in the Sublease) for its own use and enjoyment, all pursuant to and in accordance with the terms and conditions set forth in the Sublease and the Site Designation Supplement for such BTS Site.

     10.03  Recordation of Ground Leases and Site Designation Supplements.
            -------------------------------------------------------------
Each Ground Lease or a memorandum of Ground Lease and each Site Designation Supplement shall be in recordable form. Vendor, acting on behalf of BMI, shall:
(i) cause the memorandum of Ground Lease for any BTS Site to be duly recorded prior to the execution and recordation of a Site Designation Supplement for such BTS Site; and (ii) submit to the appropriate recording office each Site Designation Supplement to be duly recorded not later than ten (10) days after the execution thereof and cause such memorandum or Site Designation Supplement, as the case may be, to be so recorded in such recording office. Vendor shall, at Vendor's sole cost and expense, cause the title insurance for BMI's interest in each BTS Site to be issued promptly following the recording of a memorandum of Ground Lease for such BTS Site.

     10.04  Effect of Sublease and Site Designation Supplement.  The parties
            --------------------------------------------------
acknowledge and agree that upon the Completion of a BTS Site, in addition to any obligations of Vendor hereunder that survive the Completion of such BTS Site, the respective duties and responsibilities of the parties pertaining to the sublease of such BTS Site to Vendor shall be set forth and governed by the Sublease and a Site Designation Supplement for such BTS Site.

                                  ARTICLE 11
                                  ----------

                                   INSURANCE
                                   ---------

     11.01  Vendor's Insurance Requirements. Throughout the term of this
            -------------------------------
Agreement, Vendor shall carry and maintain in force the following insurance:

            (a) Commercial General Liability Insurance (including protective liability coverage on operations of independent contractors engaged in construction, blanket contractual liability coverage, products liability coverage, and explosion, collapse and underground hazards coverage) for the benefit of Vendor, against claims for personal injury, bodily injury and property damage, with a limit of not less than $1,000,000 in the event of personal injury or bodily injury to any number of persons or of damage to property arising out of any one occurrence, and not less than $2,000,000 in the aggregate applicable to this Project. Such insurance (which may be furnished under a primary policy or an "umbrella" policy or policies with a limit of not less than $5,000,000) shall also include coverage against liability for bodily injury or property damage arising out of use by or on behalf of Vendor of any owned, non-owned or hired automotive equipment for a limit not less than that specified above. Such insurance shall include a cross-liability/severability of interest provision and shall otherwise comply with the requirements applicable to such insurance.

            (b) Worker's compensation and related insurance covering all employees of Vendor employed in, on or about the Project in order to provide statutory benefits as required by the applicable laws and otherwise in compliance with the requirements applicable to such insurance, including employer's liability insurance with limits of not less than $1,000,000 each accident/$1,000,000 each employee by decease/1,000,000 policy limits and otherwise in compliance with the requirements applicable to such insurance

            (c) Comprehensive automobile liability insurance with limits of not less than $1,000,000 per occurrence and in the aggregate for bodily injury, including death and property damage and otherwise in compliance with the requirements applicable to such insurance.

            (d) Vendor's all risk insurance policy with limits of not less than full replacement cost of each Tower and the Improvements of each BTS Site.

     11.02  Evidence of Insurance.  Promptly following BMI's reasonable
            ---------------------
requests made from time to time, Vendor shall furnish BMI with appropriate certificates evidencing the insurance required to be maintained by Vendor hereunder. If Vendor for any reason fails to obtain and/or maintain in force any of the insurance required under Section 11.01, then Vendor shall, and Vendor does hereby agree to, indemnify each BMI Indemnitee against, and hold, save, and defend each BMI Indemnitee harmless from, any and all claims, demands, actions, causes of action, suits, liabilities, damages, losses, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees and court costs incurred in enforcing this indemnity and otherwise) which such BMI Indemnitee may suffer or incur, or which may be asserted against such BMI Indemnitee, whether meritorious or not, against which such BMI

Indemnitee would or should have been insured under any required insurance which Vendor does not for any reason obtain or maintain in force.

     11.03  Waiver of Subrogation.  Each insurance policy maintained by Vendor
            ---------------------
with respect to the Project shall contain a waiver of subrogation clause, or shall name both BMI and Vendor as insured parties thereunder, so that no insurer shall have any claim over or against BMI, by way of subrogation or otherwise, with respect to any claims which are insured under any such policy, except for workers compensation insurance.

                                  ARTICLE 12
                                  ----------

                             LIABILITY; INDEMNITY
                             --------------------

     12.01  Liquidated Damages. (a)  Except as expressly provided in this
            ------------------
Agreement, if, as a result of an Excusable Delay, Vendor delays in performing any of its obligations pursuant to any Site Schedule, then BMI shall adjust any Site Schedule pursuant to Section 6.04(b) so as to allow Vendor to perform the obligations which Vendor could not perform due to such Excusable Delay. If Vendor delays in performing any of its obligations pursuant to any Site Schedule for any reason other than an Excusable Delay, then BMI will have the option, exercisable in its sole discretion, to allow Vendor to perform the obligations which Vendor could not perform due to such delay to a later time; provided,
                                                                  --------
however, that no such adjustment shall be effective unless evidenced by a
-------
writing executed by BMI.

          (b) If Vendor fails to meet its obligation to Substantially Complete any BTS Site in accordance with the applicable Site Schedule, BMI will have the right to liquidated damages in respect of each BTS Site that has not been Substantially Completed in an amount equal to $7,500 per month (prorated for partial months), for each day that such failure continues (the "Liquidated Damages"), not to exceed $15,000 for any single BTS Site. If Vendor owes Liquidated Damages in respect of any BTS Site, such Liquidated Damages shall be payable by Vendor in cash, within thirty (30) days from the date of the written notice thereof.

          (c) The payment of the Liquidated Damages shall not relieve Vendor from its obligations to construct and install the Towers and Improvements, and perform its other obligations hereunder in accordance with the respective Site Schedules. The parties hereto acknowledge that the amount of the Liquidated Damages payable by Vendor to BMI under this Section 12.01 constitute liquidated damages and not penalties, that the injuries to BMI caused by Vendor's delays described above are difficult or impossible to estimate accurately, and that the sums payable herein are reasonable estimates of the probable losses associated with such injuries. The parties further acknowledge that BMI may not assert other damages separate from and in addition to the Liquidated Damages.

     12.02  Indemnity of BMI.  (a) Vendor shall, and Vendor does hereby agree
            ----------------
to, indemnify and hold harmless each BMI Indemnitee from and against any loss, damage, including without limitation any direct or indirect, special, incidental or consequential damages, liability, cost, expense, action or claim, including reasonable attorneys' fees and amounts paid in settlement ("Claims"), by reason of or arising out of: (i) personal injury, death, and damage to tangible property resulting from (A) the intentional or negligent acts or omissions of Vendor's directors, officers, employees, agents, consultants, contractors or subcontractors in connection with the Completion of each BTS Site and performance of this Agreement, or (B) any design or manufacturing defect in any Tower, the Improvements or any part thereof, whether manufactured by Vendor hereunder or otherwise or any defects in construction or installation of any Tower, Improvements or Constructed Improvements, or in the installation in accordance with Annex H of BMI's Communications Equipment; (ii) Vendor's breach of its obligations under this Agreement, including without limitation in respect of any Services; (iii) the termination or removal of any employee or subcontractor of Vendor pursuant to Section 3.05(d); (iv) Vendor's breach of any representation or warranty in this Agreement, including without limitation its warranty pursuant to Section 6.10; (v) failure of Vendor to comply with any obligation under this Agreement as to Governmental Requirements or the imposition of any Lien on any BTS Site or (vi) BMI's acting as co-applicant for any Permit, pursuant to Section 4.02 or 6.07.

          (b) BMI shall, and BMI does hereby agree to, indemnify and hold harmless Vendor from and against any Claim, by reason of or arising out of personal injury, death and damage to tangible property resulting from the intentional or negligent acts or omissions of BMI, but only to the extent (i) such injury, death or damage is caused by BMI in connection with (x) inspections pursuant to Section 6.11 or (y) the provisions of Section 6.12(d) relating to BMI's operation of its Communications Equipment prior to the execution of the Completion Certificate and (ii) Vendor is not responsible therefor under the terms of this Agreement.

     12.03  Relationship to Insurance.  In no event shall the indemnification
            -------------------------
provisions of Section 12.02 above diminish, affect, impede or impair, in any manner whatsoever, the benefits to which any BMI Indemnitee may be entitled under any insurance policy required by this Agreement or otherwise with respect to the Project, or under the terms of any waiver of any subrogation contained therein.

     12.04  No Third-Party Beneficiaries.  None of the duties and obligations
            ----------------------------
of Vendor under this Agreement shall in any way or in any manner be deemed to create any liability of Vendor to, or any rights in, any person or entity other than the BMI Indemnitees and the Vendor Indemnitees.


                                  ARTICLE 13
                                  ----------

                   ADDITIONAL REPRESENTATIONS AND WARRANTIES
                   -----------------------------------------

     13.01  BMI's Representations and Warranties.  BMI represents and
            ------------------------------------  -
warrants to Vendor that: (i) BMI is a corporation, duly organized, validly existing and in good standing under the laws of the State of Georgia; and (ii) BMI has the full and complete right, power and authority to enter into this Agreement and perform its respective duties and obligations under this Agreement in accordance with the terms and conditions of this Agreement.

     13.02  Vendor's Representations and Warranties.
            ---------------------------------------

            (a) Vendor represents and warrants that Vendor is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the full and complete right, power and authority to enter into this Agreement and perform Vendor's duties and obligations under this Agreement in accordance with the terms and conditions of this Agreement.

            (b) Vendor represents and warrants to BMI that at all times during the term of this Agreement, Vendor shall have sufficient funds available to Complete the Project in accordance with the Implementation Plan and Site Schedules.

     13.03  CCIC's Representations and Warranties.  CCIC represents and
            -------------------------------------
warrants that: (i) CCIC is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware; and (ii) CCIC has the full and complete right, power and authority to enter into this Agreement and perform its respective duties and obligations under this Agreement in accordance with the terms and conditions of this Agreement.

                                  ARTICLE 14
                                  ----------

                           DEFAULT AND TERMINATION
                           -----------------------

     14.01  Default by Vendor.  (a) The following events shall constitute
            -----------------
events of default by Vendor:

                    (i) If Vendor, in any material respect: violates or breaches, or fails fully and completely to observe, keep, satisfy, perform or comply with any terms, covenants, conditions, requirements, provisions, duties and obligations under this Agreement, and does not cure or remedy such failure to perform within thirty (30) days after receipt of written notice from BMI with respect thereto (which notice shall describe with reasonable particularity such failure); provided, however, that, if such failure to perform shall necessitate longer to cure than such thirty (30) day period, and BMI does not unreasonably object to an extension, then such cure period shall be extended for such period of time as is reasonably necessary to cure such failure to perform, provided, further, that Vendor commences such cure within thirty (30) days after receipt of written notice from BMI and thereafter proceeds diligently and in good faith to cure the default; or

                    (ii) If, in any consecutive twelve-month period, (x) BMI becomes entitled to the Liquidated Damages pursuant to Section 12.01(b) in excess of $200,000 in respect of any BTS Sites or (y) BMI becomes entitled to Liquidated Damages pursuant to Section 12.01(b) in the amount of $15,000 in respect of any BTS Site; or

               (iii) if any representation or warranty made by Vendor in this Agreement or the Sublease was false or misleading in any material respect on the date as of which made (or deemed made); or

               (iv)  if Vendor fails to comply with the provisions of
     Section 5.01 for at least forty-five (45) days; or

               (v) If (A) a trustee or receiver is appointed to take possession or control of all or substantially all of Vendor's assets, and such receiver or trustee shall fail, within sixty (60) days of appointment, to affirm or assume this Agreement, to provide adequate assurance as to its ability to perform all of the terms and conditions of this Agreement as a receiver or trustee of Vendor, to cure all other events of default, and to pay all damages incurred by BMI as a result of all events of default; (B) Vendor shall commence any voluntary proceeding under present or future Federal bankruptcy laws or under any other bankruptcy, insolvency or other laws respecting debtor's rights; or (C) an "order for relief" or other judgment or decree by any court of competent jurisdiction is entered against Vendor in any involuntary proceeding against Vendor under present or future Federal bankruptcy laws or under any other bankruptcy, insolvency or other laws respecting debtor's rights, or any such involuntary proceeding shall be commenced against Vendor and shall continue for a period of forty-five (45) days after commencement without dismissal.

          (b) Upon the occurrence of any event of default by Vendor under this Agreement, BMI may pursue any and all rights and remedies available under applicable law and any one or more of the following rights and remedies, separately or concurrently or in any combination, without further notice or demand whatsoever:

               (i) upon the occurrence of any event of default with respect to a BTS Site under Sections 14.01(a)(i), (ii)(y), (iii) or (iv), BMI may, at its option, either (x) suspend its obligations until such default is cured by Vendor or terminate its obligations to (1) exclusively engage Vendor to perform Services in respect of such BTS Site pursuant to Section 3.09, and/or (2) offer Vendor the opportunity to perform the Colocation Services in respect of such BTS Site as provided in Section 9.02(b), by giving Vendor written notice thereof, and thereafter BMI shall have the right to engage any Person to perform Services and Colocation Services in respect of such BTS Site or (y) terminate this Agreement as to such BTS Site by giving Vendor written notice of termination, it being understood that in the case of either clause (x) or clause (y), such BTS Site shall be deemed a Qualifying Site; or

               (ii) upon the occurrence of any event of default: (A) under Sections 14.01(a)(ii)(x) or (v), or (B) with respect to more than ten percent (10%) or more of the proposed cell sites accepted by BMI pursuant to Section 5.01 during any twelve (12) consecutive month period under Sections 14.01(a)(i),

     (ii)(y), (iii) or (iv), BMI may, at its option, either: (x) suspend its obligations until such default is cured by Vendor or terminate its obligations to (1) exclusively engage Vendor to perform Services in respect of any or all BTS Sites pursuant to Section 3.09, and/or (2) offer Vendor the opportunity to perform the Colocation Services in respect of any or all BTS Sites as provided in Section 9.02(b), by giving Vendor written notice thereof, and thereafter BMI shall have the right to engage any Person to perform Services and Colocation Services on any or all BTS Sites or (y) terminate this Agreement in its entirety by giving Vendor written notice of termination, and this Agreement shall be terminated as to all BTS Sites at the time designated by BMI in its notice of termination to Vendor.

            (c) BMI will have the right to recover from Vendor all costs and expenses incurred by BMI in enforcing its rights and remedies hereunder, including attorneys' fees and expenses paid or incurred by BMI in connection with enforcement measures, including the filing of any action at law or in equity or the filing of any appeal of any decision or judgment with respect to any such action.

            (d) The termination of this Agreement by BMI by reason of default by Vendor shall not relieve Vendor of any of its duties and obligations theretofore accrued under this Agreement prior to the effective date of such termination.

     14.02  Obligations upon Termination.  Upon the termination of this
            ----------------------------
Agreement, Vendor shall promptly:

            (a) Upon request by BMI, deliver to BMI or such other person as BMI may designate all materials, supplies, equipment, keys, contracts and documents, all books of account and records maintained pursuant to this Agreement pertaining to this Agreement and the Project.

            (b) Upon BMI's request, assign all existing contracts relating to the Project to BMI or such other person or entity as BMI shall designate.

            (c) Furnish all such information, take all such other action, and cooperate with BMI as BMI shall reasonably require in order to effectuate an orderly and systematic termination of Services (including Colocation Services) and Vendor's other, duties, obligations and activities hereunder.

     14.03  Termination of Agreement by Vendor in Respect of BMI's Bankruptcy.
            -----------------------------------------------------------------
Vendor may terminate this Agreement with respect to all BTS Sites for cause in the event of occurrence of any of the following, after which Vendor shall continue performing its duties and obligations hereunder accrued prior to the effective date of such termination, but shall cease searching for or attempting to acquire any additional cell sites:

            (a) A trustee or receiver is appointed to take possession or control of all or substantially all of BMI's assets, and such receiver or trustee shall fail, within sixty (60) days of appointment, to affirm or assume this Agreement, to provide adequate assurance as to its ability to perform all of the terms and conditions of this Agreement as a receiver or trustee of BMI, to cure all other events of default, and to pay all damages incurred by Vendor as a result of all events of default.

            (b) BMI shall commence any voluntary proceeding under present or future Federal bankruptcy laws or under any other bankruptcy, insolvency or other laws respecting debtor's rights.

            (c) An "order for relief" or other judgment or decree by any court of competent jurisdiction is entered against BMI in any involuntary proceeding against BMI under present or future Federal bankruptcy laws or under any other bankruptcy, insolvency or other laws respecting debtor's rights, or any such involuntary proceeding shall be commenced against BMI and shall continue for a period of forty-five (45) days after commencement without dismissal.

                                  ARTICLE 15
                                  ----------

                                 FORCE MAJEURE
                                 -------------

     15.01  Force Majeure.  An event of "Force Majeure" shall mean the following
            -------------
events or circumstances, to the extent that they delay the Completion of any BTS Site or the performance of Vendor of its other duties and obligations under this Agreement in respect of a BTS Site.

            (a)  condemnation or other exercise of the power of eminent domain;

            (b) changes in Governmental Requirements applicable to the construction of the Towers and Improvements and Completion of the BTS Site effective after the Effective Date, and the orders of any Governmental Authority having jurisdiction over a party;

            (c) acts of God, including, without limitation, tornadoes, hurricanes, floods, sinkholes, landslides, earthquakes, epidemics, quarantine and pestilence;

            (d)  fire and other casualties, such as explosions and accidents;

            (e) acts of a public enemy, acts of war, terrorism, effects of nuclear radiation, blockades, insurrections, riots, civil disturbances or national or international calamities; and

            (f) strikes, walkouts, labor disputes or other third party events or conditions to the extent such events or conditions (x) affect on a national scale the industry of constructing and operating cell site towers and related improvements similar to Towers and Improvements and (y) there is no alternative available to comply with the obligations of this Agreement; provided that Vendor
                                                            --------
is using commercially reasonable efforts to mitigate the effect of such event or condition, and, provided, further that if such event or condition causes a delay in performance for a period greater than forty five (45) days, then BMI shall have the right to terminate this Agreement as to the affected BTS Site.

     15.02  Effect of Force Majeure.  Vendor shall be entitled to an adjustment
            -----------------------
of the Site Schedule, for Force Majeure, but only for the number of days due to such causes and only to the extent that such occurrences actually delay the Completion of such BTS Site. The extent of any such adjustment is subject to the prior written approval of BMI, not to be unreasonably withheld or delayed. Under no circumstances shall a Force Majeure event effect any extension of the Project Completion Date.

                                  ARTICLE 16
                                  ----------

                     FIRE OR OTHER CASUALTY; CONDEMNATION
                     ------------------------------------

     16.01  Obligation to Reconstruct; Use of Insurance Proceeds.  In the event
            ----------------------------------------------------
of destruction or damage to any Tower or other Improvements by fire or other casualty prior to Completion, Vendor shall restore, reconstruct and repair any such destruction or damage by fire or other casualty such that the Tower and the Improvements shall be in accordance with the Specifications. Vendor shall use all available insurance proceeds for restoration, reconstruction or repair, as required by this Agreement, and BMI shall consent to such use of insurance proceeds as required. The parties agree to adjust the Site Schedule in order to extend the timetable for the Completion of Work with respect to any destroyed or damaged Towers or Improvements.

     16.02  Condemnation of the Tower or Site; Application of Compensation. In
            --------------------------------------------------------------
the event that a Tower or a BTS Site, or both, or any part thereof, is damaged or taken by the exercise of the power of eminent domain at any time prior to the Completion Date, BMI shall apply the compensation awarded to and received by it to restoration, reconstruction and repair of the Tower; provided, however, that
                                                        --------  -------
the Tower can (i) be restored, reconstructed or repaired, and (ii) be commercially feasible for its Permitted Use as contemplated by the Sublease after the Taking (as defined in the Sublease). The parties agree to adjust the Site Schedule in order to extend the timetable for the Completion of Work with respect to the taken Tower or BTS Site.

                                  ARTICLE 17
                                  ----------

                                 MISCELLANEOUS
                                 -------------

     17.01  Notices.  Whenever any notice, demand, request, advice or other
            -------
communication is required or permitted under this Agreement, such notice, demand or request shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, or be sent by nationally recognized commercial courier for next Business Day delivery so long as such commercial courier requires the recipient to sign a receipt evidencing delivery, to the addresses set forth below or to such other addresses as are specified by written notice given in accordance herewith:

     BMI:                BellSouth Mobility Inc
     ---
                         1100 Peachtree Street, N.E., Real Estate, 8th Floor
                         Atlanta, Georgia 30309
                         Telephone No.: (404) 249-4047
                         Facsimile No.: (404) 249-3610


                         with a copy to:

                         BellSouth Mobility Inc/Legal Dept.
                         1100 Peachtree Street, N.E., 10th Floor
                         Atlanta, Georgia 30309
                         Telephone No.: (404 249-0923
                         Facsimile No.: (404) 249-0922

     CCIC:               Crown Castle International Corp.
     -----
                         510 Bering Drive, Suite 500
                         Houston, Texas 77057
                         Telephone No.: (713) 570-3000
                         Facsimile No.: (713) 570-3150

                         with a copy to:

                         Cravath Swaine & Moore
                         825 Eighth Avenue, Worldwide Plaza
                         New York, New York 10019-7475
                         Telephone No.: (212) 474-1146
                         Facsimile No.: (212) 474-3700
                         Attention:  Stephen L. Burns

     Vendor:             Crown Castle South Inc.
     -------
                         375 Southpointe Blvd.
                         Cannonsburg, PA 15317
                         Telephone No.: (724) 416-2000
                         Facsimile No.: (724) 416-2468
                         Attention:  General Counsel

                         with a copy to:

                         Sittig, Cortese & Wratcher
                         1515 Frick Building
                         Pittsburgh, PA 15219
                         Telephone No.: (412) 402-4000
                         Facsimile No.: (412) 402-4011
                         Attention:  William R. Sittig, Jr.

All notices, demands, requests, advice or communications given by mailing shall be deemed given on the date of receipt in the United States Mail; those given by commercial courier shall be deemed given on the date such notice, demand, request, advice or communication is delivered to the recipients address set forth above or to such other address as is specified by written notice given in accordance herewith. Any notice, demand, request, advice or communication not received because of changed address or facsimile number of which no notice was given or because of refusal to accept delivery shall be deemed received by the party to whom addressed on the date of hand delivery, on the date of facsimile transmittal, on the first calendar day after deposit with commercial courier, or on the third calendar day following deposit in the United States Mail, as the case may be.

     17.02  Assignment; Binding Effect.  The rights of the parties under this
            --------------------------
Agreement are personal to the parties and may not be assigned without the prior written consent of the other party, except that (i) Vendor may delegate any of its obligations hereunder to wholly-owned direct or indirect subsidiaries of CCIC and assign any rights relating thereto to such subsidiaries, provided that such delegation or assignment shall not relieve or release Vendor from its obligations hereunder, or (ii) Vendor may assign this Agreement without the requirement of any consent by BMI to any Person by way of merger, consolidation or other reorganization, or to any Person acquiring all or substantially all of CCIC's assets; provided, however, in each case that (i) such assignee: (x) is a
               --------  -------
Permitted Crown Transferee; and (y) is not a BMI Competitor (as defined in the Sublease); and (ii) a majority of all the Sites subject to the Sublease have been assigned to such Permitted Crown Assignee or a wholly-owned subsidiary thereof. This Agreement shall be binding upon and enforceable against, and shall inure to the benefit of, the parties hereto and their respective legal representatives, successors and permitted assigns.

     17.03  Authorized Representatives.  Any consent, approval, authorization
            --------------------------
or other action required or permitted to be given or taken under this Agreement by BMI or Vendor, as the case may be, shall be given or taken by one or more of the Contract Managers or other authorized representatives of each party. The written statements and representations of the Contract Managers or any other authorized representative of BMI or Vendor shall be binding upon the party for whom the applicable Contract Managers or such other person is an authorized representative, and the other party hereto shall have no obligation or duty whatsoever to inquire into the authority of any Contract Managers or such other authorized representative to take any action which he proposes to take.

     17.04  Headings.  The use of headings, captions and numbers in this
            --------
Agreement is solely for the convenience of identifying and indexing the various provisions in this Agreement and shall in no event be considered otherwise in construing or interpreting any provision in this Agreement.

     17.05  Annexes and Exhibits.  Each and every annex and exhibit referred to
            --------------------
or otherwise mentioned in this Agreement is attached to this Agreement and is and shall be construed to be made a part of this Agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each annex and exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.

     17.06  Publicity.  Neither party will advertise or publish any information
            ---------
related to this Agreement without the prior written approval of the other party, except to the extent previously disclosed by a party in accordance with the then existing agreements of the parties.

     17.07  Severability.  If any term, covenant, condition or provision of this
            ------------
Agreement, or the application thereof to any person or circumstance, shall be held to be invalid or unenforceable, then in each such event the remainder of this Agreement or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

     17.08  Waiver.  Failure by either party to complain of any action, non-
            ------
action or default of the other party shall not constitute a waiver of any aggrieved party's rights hereunder. Waiver by either party of any right arising from any default of the other party shall not constitute a waiver of any other right arising from a subsequent default of the same obligation or for any other default, past, present or future.

     17.09  Rights Cumulative.  All rights, remedies, powers and privileges
            -----------------
conferred under this Agreement on the parties shall be cumulative of and in addition to, but not restrictive of or in lieu of, those conferred by law or equity.

     17.10  Time of Essence; Prompt Responses.  Time is of the essence of this
            ---------------------------------
Agreement. Anywhere a day certain is stated for payment or for performance of any obligation, the day certain so stated enters into and becomes a part of the consideration for this Agreement. The parties recognize and agree that the time limits and time periods provided herein are of the essence of this Agreement. The parties mutually agree to exercise their mutual and separate good faith, reasonable efforts to consider and respond promptly and as expeditiously as is reasonably possible notwithstanding any time period provided in this Agreement.

     17.11  Applicable Law.  This Agreement shall be governed by, construed
            --------------
under and interpreted and enforced in accordance with the laws of the State of Georgia, without regard to its conflicts of laws provisions.

     17.12  Dispute Resolution Procedures.   (a) Any and all disputes arising
            -----------------------------
out of or in connection with the negotiation, execution, interpretation, performance or nonperformance of this Agreement (other than the payment of monies) shall be solely and finally settled by arbitration which shall be conducted in Washington, D.C. in accordance with the Rules for Non-Administered Arbitration of Business Disputes (the "Rules") as promulgated from time to time by the CPR Institute for Dispute Resolution in New York, New York (the "CPR"), by a panel of three arbitrators selected by the CPR in accordance with the Rules (the "Arbitrators"). The Arbitrators shall be lawyers experienced in construction and corporate transactions in the tower industry and shall not have been employed by or affiliated with any of the parties or their Affiliates. The parties hereby renounce all recourse to litigation and agree that the award of the Arbitrators shall be final and subject to no judicial review; provided however, that neither the provisions of
                               -------- -------
this Section 17 nor the recourse to arbitration, shall prejudice the right of any party to apply to any court of ordinary jurisdiction for the request of temporary or permanent injunctive or similar judicial relief. A written transcript shall be kept of all proceedings. The Arbitrators shall decide the issues submitted to them, in writing, stating the reasons for their decision, in accordance with: (i) the provisions and purposes of this Agreement; and (ii) the laws of the State of Georgia (without regard to its conflicts of laws rules).

            (b) The parties agree to facilitate the arbitration by: (i) making available to one another and to the Arbitrators for examination, inspection and extraction all documents, books, records and personnel under their control if determined by the Arbitrators to be relevant to the dispute; (ii) conducting arbitration hearings to the greatest extent possible on successive days; and
(iii) observing strictly the time periods established by the Rules or by the Arbitrators for submission of evidence or briefs.

            (c) Judgment on the award of the Arbitrators may be entered in any court having jurisdiction over the party against which enforcement of the award is being sought. The Arbitrators are expressly authorized to enter orders of interim or provisional relief each of which may be enforced as a final award. The Arbitrators shall divide all costs (other than fees of counsel) incurred in conducting the arbitration in their final award in accordance with what they deem just and equitable under the circumstances.

     17.13  Entire Agreement.  This Agreement contains the entire agreement of
            ----------------
BMI and Vendor with respect to the engagement of Vendor as the Vendor for the Project, and all representations, warranties, inducements, promises or agreements, oral or otherwise, between the parties not embodied in this Agreement shall be of no force or effect.

     17.14  Modifications.  This Agreement shall not be modified or amended in
            -------------
any respect except by a written agreement executed by both parties.

     17.15  Counterparts.  This Agreement may be executed in several
            ------------
counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

     17.16  No Brokers.  BMI and Vendor hereby represent, agree and
            ----------
acknowledge that no real estate broker or other person is entitled to claim or to be paid a commission as a result of the execution and delivery of this Agreement, including any of the Exhibits, or any proposed improvement, use, disposition or lease of any or all of the BTS Site.

     17.17  Power of Attorney by BMI Affiliates; Authorization.  (a) BMI
            --------------------------------------------------
Affiliates and each of them, hereby irrevocably constitute and appoint BMI (the "Agent") as their agent to modify, amend or otherwise change this Agreement or any of its terms or provisions, to take all actions and to execute all documents necessary or desirable to effect the terms of this Agreement, and to take all actions and to execution all documents which may be necessary or desirable in connection therewith, to give and receive consents and all notices hereunder, to negotiate and settle claims for indemnification, and to perform any other act arising under or pertaining to the Agreement. BMI Affiliates, and each of them, agree that service of process upon the Agent in any action or proceeding arising under or pertaining to the Agreement shall be deemed to be valid service of process upon BMI Affiliates.

            (b) Nothing contained herein shall be deemed to make the Agent liable to BMI Affiliates because of service in its capacity as agent. In performing any of its duties hereunder, the Agent shall not incur any liability to BMI Affiliates for losses, damages, Liabilities or expenses, except for its willful default.

            (c) It is expressly understood and agreed that this power of attorney and the agency created hereby is coupled with an interest of the respective parties hereto and shall be binding and enforceable on and against the respective successors and assigns of BMI Affiliates, and each of them, and this power of attorney shall not be revoked or terminated and shall continue to be binding and enforceable in the manner provided herein.



                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, BMI, CCIC and Vendor have caused their respective duly authorized representatives to execute, seal and deliver this Agreement, all as of the day and year first above written.


                                            BMI:

                                            BELLSOUTH MOBILITY INC

                                            By: /s/ Joel L.A. Peterson
                                               ------------------------------
                                               Name: Joel L.A. Peterson
                                                    -------------------------
                                               Title: Authorized Signature
                                                     ------------------------
                                                      AVP




                                            VENDOR:

                                            CROWN CASTLE SOUTH INC.

                                            By: /s/ Kathy Broussard
                                               ------------------------------
                                               Name: Kathy Broussard
                                                    -------------------------
                                               Title: Vice President
                                                     ------------------------



                      [Signatures continued on next page]

                   [Signatures continued from previous page]


                                            CCIC:

                                            CROWN CASTLE INTERNATIONAL
                                            CORPORATION

                                            By: /s/ Kathy Broussard
                                               ------------------------------
                                               Name: Kathy Broussard
                                                    -------------------------
                                               Title: Vice President
                                                     ------------------------


                                BMI AFFILIATES


WESTEL-INDIANAPOLIS COMPANY                    INDIANA CELLULAR CORPORATION


By: /s/ Joel L.A. Peterson                     By: /s/ Joel L.A. Peterson
   ----------------------------                   ---------------------------
   Name: Joel L.A. Peterson                       Name: Joel L.A. Peterson
        -----------------------                        -----------------------
   Assistant Vice President                       Assistant Vice President


KENTUCKY CGSA, INC.                            WESTEL-MILWAUKEE COMPANY, INC.


By: /s/ Joel L.A. Peterson                     By: /s/ Joel L.A. Peterson
   ----------------------------                   ---------------------------
   Name: Joel L.A. Peterson                       Name: Joel L.A. Peterson
        -----------------------                        -----------------------
   Assistant Vice President                       Assistant Vice President


TERRE HAUTE CELLULAR                           MUNCIE CELLULAR TELEPHONE
TELEPHONE COMPANY, INC.                        COMPANY, INC.


By:/s/ Joel L.A. Peterson                     By: /s/ Joel L.A. Peterson
   ----------------------------                   ---------------------------
   Name: Joel L.A. Peterson                       Name: Joel L.A. Peterson
        -----------------------                        -----------------------
   Assistant Vice President                       Assistant Vice President

                                   EXHIBIT A
                                   ---------

                             Form of Ground Lease

                                   EXHIBIT B
                                   ---------

                              Completed BTS Sites